Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LUMIRADX LIMITED,

LUMIRADX MERGER SUB, INC.

AND

CA Healthcare Acquisition Corp.,

DATED AS OF APRIL 6, 2021

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Section 5.2	Conduct of Business by CAH Pending the Merger.	50
Section 5.3	Claims Against Trust Account	52

ii

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Exhibit A	Registration Rights Agreement
Exhibit B	Amended and Restated Articles
Exhibit C	New Equity Incentive Plan
Exhibit D	A&R Warrant Agreement
Exhibit E	Sponsor Agreement
Exhibit F	Company Securityholder Support Agreement
Exhibit G	Conversion Factor
Exhibit H	Certificate of Incorporation of the Surviving Corporation (CAH)
Appendix 1	Directors and Officers
Appendix 2	Governance

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 6, 2021, is made by and among LumiraDx Limited, a Cayman Islands exempted company limited by shares with company number 314391 (the “Company”), LumiraDx Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”; the Company, Merger Sub and CAH shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, CAH is a Delaware corporation formed on October 7, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed entity that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, (i) (A) each series A 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Series A Preferred Share”) that is issued and outstanding will be converted into A ordinary shares with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Ordinary Share”) in accordance with the Company Memorandum and Articles (the “Series A Preferred Share Conversion”); (B) each series B 8% cumulative convertible preferred share with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Series B Preferred Share” and together with the Company Series A Preferred Shares, the “Company Preferred Shares”) that is issued and outstanding will be converted into common shares with a par value of US$0.0000045 each in the capital of the Company (each, a “Company Common Share”) in accordance with the Company Memorandum and Articles (the “Series B Preferred Share Conversion” and, together with the Series A Preferred Share Conversion, the “Company Preferred Share Conversion”); (C) the 5% Convertible Loan Notes will be converted into 9,195,340 Company Common Shares (the “5% Convertible Loan Note Conversion”); (D) the 10% Convertible Loan Notes will be converted into 7,802,080 Company Common Shares (the “10% Convertible Loan Note Conversion” and, together with the 5% Convertible Loan Note Conversion, the “Company Convertible Loan Note Conversions”); and (ii) immediately following the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions, the Company shall effect a subdivision of each Company Ordinary Share and each Company Common Share into such number of Company Ordinary Shares and Company Common Shares (as applicable) calculated in accordance with Section 2.1(c) (such subdivision, together with the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions, the “Capital Restructuring”);

WHEREAS, immediately following the Capital Restructuring and at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into CAH (the “Merger”), with CAH continuing as the surviving company after the Merger (the “Surviving Corporation”), as a result of which CAH will become a direct, wholly-owned subsidiary of the Company;

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WHEREAS, pursuant to the CAH Organizational Documents, CAH is required to provide an opportunity for its holders of CAH Class A Common Stock to have their outstanding CAH Class A Common Stock redeemed prior to the Effective Time on the terms and subject to the conditions set forth therein in connection with obtaining the CAH Stockholder Approval (the “CAH Redemption”);

WHEREAS, (i) immediately prior to the Effective Time, each issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of CAH (the “CAH Class B Shares”) shall be automatically converted into one share of Class A Common Stock, par value $0.0001, of CAH (the “CAH Class A Common Stock” and, together with the CAH Class B Common Stock, the “CAH Common Stock”) in accordance with the terms of the Certificate of Incorporation of CAH (such automatic conversion, the “CAH Class B Conversion”) and, after giving effect to the CAH Class B Conversion and to the CAH Redemption, at the Effective Time, as a result of the Merger, each issued and outstanding share of CAH Class A Common Stock shall no longer be outstanding and shall automatically be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right of the holder thereof to receive one Company Common Share; and (ii) at the Effective Time, each outstanding warrant to purchase shares of CAH Class A Common Stock (the “CAH Warrants”), other than the 4,050,000 CAH Warrants (“Sponsor Warrants”) held by CA Healthcare Sponsor LLC (the “Sponsor”), as a result of the Merger and without any action on the part of any holder of a CAH Warrant, shall automatically and irrevocably be assigned to, and assumed by, the Company and be exercisable for Company Common Shares in accordance with the terms of the A&R Warrant Agreement;

WHEREAS, at the Closing, the Company, CAH and certain Company equityholders shall enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor will be granted certain registration rights with respect to its Company Common Shares, in each case, on the terms and subject to the conditions therein;

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the relevant Company Approvals, adopt the Amended and Restated Memorandum and Articles of Association in substantially the form attached hereto as Exhibit B (which, for the avoidance of doubt, will include the governance provisions set out in Appendix 2) (the “Amended and Restated Articles”);

WHEREAS, prior to the Closing, the Company shall, subject to obtaining the relevant Company Approvals, adopt a new omnibus equity incentive plan over Company Common Shares in substantially the form attached hereto as Exhibit C (the “New Equity Incentive Plan”);

WHEREAS, the board of directors of CAH has (a) approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, acceptance of the transactions contemplated by this Agreement (including the Merger) and the approval of this Agreement by the holders of CAH Common Stock entitled to vote thereon;

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WHEREAS, the board of directors of the Company has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Articles Amendment);

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, as the sole shareholder of Merger Sub, has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, at the Closing, the Company, CAH and the Trustee (as defined below) shall enter into an amended and restated warrant agreement, substantially in the form attached hereto as (the “A&R Warrant Agreement”), substantially in the form attached hereto as Exhibit D, pursuant to which, among other things, effective at the Effective Time the Trustee will act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the CAH Warrants assumed by the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, CAH and certain initial stockholders of CAH are entering into the sponsor agreement (the “Sponsor Agreement”), substantially in the form attached hereto as Exhibit E, pursuant to which, among other things, the Sponsor will agree (a) to support and vote in favor of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including the Merger), (b) to convert and exchange the Sponsor Warrants issued to Sponsor at the time of the CAH’s initial public offering for 405,000 Company Common Shares, (c) in the event that a certain percentage of the shares held by the Public Stockholders (as defined below) are redeemed, to forfeit a corresponding percentage of the Sponsor Shares (as defined below) that would have otherwise converted into Company Common Shares and (d) not to effect any sale or distribution of Company Common Shares or warrants during the lock-up period described therein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Company Shareholders, the Company Convertible Loan Noteholders and the 2020 Warrantholders listed on Annex A attached hereto (collectively, the “Supporting Company Securityholders”) will enter into transaction support agreements, substantially in the form attached hereto as Exhibit F (the “Company Securityholder Support Agreements”), pursuant to which, among other things, each such Supporting Company Securityholder will agree, among other things, to support and vote in favor of each Company Proposal that each Supporting Company Securityholder is entitled to vote on.

WHEREAS, the parties intend, subject to the extent of the CAH Redemption, that the Merger qualify as a reorganization pursuant to Section 368(a) of the Code, and for the Company to be treated as a corporation under Section 367(a) of the Code with respect to each transfer of property thereto in connection with the Merger (other than a transfer by a shareholder that would be a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of the Company immediately following the Merger that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c)) (the “Intended Tax Treatment”), and this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

Article 1.

DEFINITIONS

Section 1.1           Certain Definitions. For purposes of this Agreement:

“5% Convertible Loan Note Conversion” has the meaning set forth in the Recitals.

“5% Convertible Loan Noteholders” means the holders of the 5% Convertible Loan Notes.

“5% Convertible Loan Notes” means the 5% unsecured convertible loan notes convertible into Company Common Shares issued pursuant to the convertible loan note instrument dated October 15, 2019 between the Company and Wilmington Trust SP Services (London) Limited (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger)).

“10% Convertible Loan Note Conversion” has the meaning set forth in the Recitals.

“10% Convertible Loan Noteholders” means the holders of the 10% Convertible Loan Notes.

“10% Convertible Loan Notes” means the 10% unsecured convertible loan notes convertible into Company Common Shares issued pursuant to the convertible loan note instrument dated July 1, 2020 between the Company and Wilmington Trust SP Services (London) Limited (as may be amended, restated or otherwise modified from time to time (including any amendments to implement the Merger)).

“2016 Warrants” means the warrants issued by the Company pursuant to a warrant instrument dated October 3, 2016.

“2019 Warrants” means the warrants issued by the Company pursuant to warrant instruments dated September 20, 2019.

“2020 Warrants” means the warrants issued by the Company pursuant to a warrant instrument dated July 1, 2020.

“2020 Warrantholders” means the holders of the 2020 Warrants.

“2020 Warrantholder Meeting” means the meeting of the 2020 Warrantholders.

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“Action” means any lawsuit, litigation, arbitration proceedings, mediation, formal written inquiry, prosecution, suit, claim, action, complaint (including a qui tam complaint), subpoena, civil investigative demand, proceeding, audit or investigation by or before any national or supranational, including EU and federal, Governmental Authority.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Alternative Transaction” has the meaning set forth in Section 6.4(a).

“Amended and Restated Articles” has the meaning set forth in the Recitals.

“Ancillary Agreements” means the Registration Rights Agreement, the Company Securityholder Support Agreements, the Sponsor Agreement and the A&R Warrant Agreement.

“Anti-Corruption Laws” means, as applicable (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (ii) the United Kingdom (“UK”) Bribery Act 2010; (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states; (iv) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and (v) any similar Laws and regulations regarding corruption, bribery, ethical business conduct, or gifts, hospitalities, or expense reimbursements to public officials and private persons which are applicable in countries where the Company and the Company Subsidiaries engage in business from time to time.

“Authorization” means any permit, permission, license, filing, registration, approval, authorization, consent, clearance, waiver, grant, franchise, concession, no objection certificate, certificate (including CE marking, UKCA marking and UKNI marking), exemption, order, registration, declaration, decree, notification, notice or other authorization of whatever nature and by whatever name called which is, or is required to be, made to or granted by any Governmental Authority or any other body (including Notified Bodies) or Person under any Law or contract.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium) that is accessed, collected, used, stored, shared, distributed, transferred, disclosed, destroyed, disposed of or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any of the Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY or London, United Kingdom; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

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“Business Systems” means all Software, firmware, middleware, equipment, workstations, routers, hubs, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service,” that are owned or used in the conduct of the business of the Company or any of the Company Subsidiaries.

“CAH Alternative Transaction” has the meaning set forth in Section 6.4(b).

“CAH Class A Common Stock” has the meaning set forth in the Recitals.

“CAH Class B Common Stock” has the meaning set forth in the Recitals.

“CAH Common Stock” has the meaning set forth in the Recitals.

“CAH Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of CAH; or (ii) would prevent, materially delay or materially impede the performance by CAH of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions.

“CAH Organizational Documents” means the CAH Certificate of Incorporation and the bylaws of CAH, in each case as amended, modified or supplemented from time to time.

“CAH Units” means the units issued in the IPO consisting of one (1) share of CAH Class A Common Stock and one-half of one (1) CAH Warrant.

“Cares Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Board” means the board of directors of the Company.

“Company Common Share” has the meaning set forth in the Recitals.

“Company Convertible Loan Note Conversions” has the meaning set forth in the Recitals.

“Company Convertible Loan Notes” means the 5% Convertible Loan Notes and the 10% Convertible Loan Notes.

“Company Convertible Loan Note Meetings” means the meetings of: (i) the 5% Convertible Loan Noteholders; and (ii) the 10% Convertible Loan Noteholders.

“Company Convertible Loan Noteholders” means the 5% Convertible Loan Noteholders and the 10% Convertible Loan Noteholders.

“Company F-1” means the Form F-1 (File No. 333-252174) filed by the Company on January 15, 2021.

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“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned or purported to be owned by a third party and that are licensed to the Company or any Company Subsidiary or that the Company or any Company Subsidiary otherwise has a right to use, in each case other than Company Owned IP.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any one or more other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition, assets and liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or IFRS; (b) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any change in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (in the case of pandemic, including SARS-CoV-2 or COVID-19 pandemic, including any evolutions or mutations of the SARS-CoV-2 virus) or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; (f) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position (provided that this clause (f) shall not prevent a determination that any event, circumstance, change or effect underlying such failure has resulted in a Company Material Adverse Effect); (g) the public announcement or pendency of this Agreement (including but not limited to any impact on the relationships of the Company and the Company Subsidiaries with customers, vendors, or employees, including voluntary departures of employees in anticipation of the Merger); or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which CAH has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (d), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately and adversely affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Meetings” means the Company Series A Preferred Shareholder Meeting, the Company Series B Preferred Shareholder Meeting, the Company Ordinary Shareholder Meeting, the Company Shareholder Meeting, the Company Convertible Loan Note Meetings and the 2020 Warrantholder Meeting.

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“Company Memorandum and Articles” means the Memorandum and Articles of Association of the Company, adopted August 24, 2016 and as amended on August 8, 2018, November 4, 2020 and February 1, 2021, as may be further amended, restated or otherwise modified from time to time (including, subject to obtaining the Company Approvals, as amended pursuant to the Articles Amendment).

“Company New Warrants” means the warrants issued pursuant to the A&R Warrant Agreement.

“Company Option Plans” means (i) the Company’s Consultants’ and Non-Employees’ Option Scheme and (ii) the Company’s Unapproved Option Scheme with U.S. Appendix, as such may have been amended, supplemented or modified from time to time.

“Company Options” means all Vested Company Options and Unvested Company Options.

“Company Ordinary Share” has the meaning set forth in the Recitals.

“Company Ordinary Shareholders” means the holders of the Company Ordinary Shares.

“Company Ordinary Shareholder Meeting” means the separate meeting of the Company Ordinary Shareholders.

“Company Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Preferred Shares” has the meaning set forth in the Recitals.

“Company Preferred Share Conversion” has the meaning set forth in the Recitals.

“Company Securities” means the Company Ordinary Shares, the Company Preferred Shares, the Company Common Shares, the Company Options, and the Company Warrants.

“Company Series A Preferred Share” has the meaning set forth in the Recitals.

“Company Series A Preferred Shareholders” means the holders of the Company Series A Preferred Shares;

“Company Series A Preferred Shareholder Meeting” means the separate meeting of the Company Series A Preferred Shareholders.

“Company Series B Preferred Share” has the meaning set forth in the Recitals.

“Company Series B Preferred Shareholders” means the holders of the Company Series B Preferred Shares.

“Company Series B Preferred Shareholder Meeting” means the separate meeting of the Company Series B Preferred Shareholders.

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“Company Shares” means the Company Ordinary Shares, the Company Common Shares and/or the Company Preferred Shares as the context requires.

“Company Shareholders” means the holders, for the time being, of the Company Ordinary Shares and/or the Company Common Shares and/or the Company Preferred Shares as the context requires.

“Company Shareholder Meeting” means the general meeting of the Shareholders of the Company (voting as one class).

“Company Valuation” means an amount equal to $5 billion; provided that the Company Valuation shall be increased by an amount equal to the aggregate purchase price of all Company Ordinary Shares and/or Company Common Shares issued by the Company in exchange for cash in equity financing transactions after the date of this Agreement and prior to the Effective Time.

“Company Warrants” means (i) the 2016 Warrants; (ii) the 2019 Warrants; (iii) the 2020 Warrants; (iv) the Jefferies Warrants (v) the SVB Warrants; and (vi) the Pharmakon Warrants;

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company, the Company Subsidiaries, the Products or any Suppliers or customers of the Company or any Company Subsidiaries or CAH or its subsidiaries (as applicable) that is not already generally available to the public.

“Contract” means all agreements, contracts, arrangements, and binding commitments (whether oral or written),

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Factor” means the number of shares, determined in accordance with Exhibit G and based upon the Company Valuation, into which each Company Ordinary Share and Company Common Share issued and outstanding on a Fully Diluted basis immediately prior to the Effective Time will be converted pursuant to the Subdivision in order to result in a number of Company Common Shares issued and outstanding on a Fully Diluted basis immediately prior to the Effective Time equal to the result obtained by dividing the Company Valuation by $10.

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease or COVID-19

“COVID-19 Measures” means any mandatory quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, or directive by any Governmental Authority in connection with or in response to COVID-19, including the Cares Act.

“COVID-19 Test Strips” mean any test strip that can test for COVID-19 antigen developed by the Company or any of its Company Subsidiaries that can run on the LumiraDx Instrument.

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“DGCL” has the meaning set forth in the Recitals.

“Employee Benefit Plan” means each material “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each material nonqualified deferred compensation plan subject to Section 409A of the Code, and each other material retirement, health, welfare, cafeteria, bonus, commission, stock option, stock purchase, restricted stock, other equity or equity-based compensation, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay, vacation, and similar plan, program, policy, practice, agreement, or arrangement, whether written or unwritten, that is maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant, or under which the Company or any Company Subsidiary has or could incur any material liability.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses and disbursements of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals or other similar regulations and all other matters related to the closing of the Merger and the other Transactions.

“EU” or “European Union” means the member states of the European Union at the date of this Agreement, and therefore excludes the UK.

“Fully Diluted” means, with respect to the Company Common Shares, the total number of Company Ordinary Shares and Company Common Shares outstanding, expressed on a fully diluted and as-converted to Company Common Shares basis using the treasury stock method of accounting, and including, without limitation or duplication, (i) the number of Company Ordinary Shares subject to unexpired, issued and outstanding Company Options; (ii) the number of Company Ordinary Shares or Company Common Shares, as the case may be, issuable upon exercising the Company Warrants; (iii) the number of Company Ordinary Shares issuable upon the conversion of the Company Series A Preferred Shares pursuant to the Series A Preferred Share Conversion; (iv) the number of Company Common Shares issuable upon the conversion of the Company Series B Preferred Shares pursuant to the Series B Preferred Share Conversion; (v) the number of Company Common Shares issuable upon the conversion of the Company Convertible Loan Notes; and (vi) the number of Company Common Shares issuable upon the conversion of any other securities exercisable for or convertible into Company Ordinary Shares or Company Common Shares.

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“Governmental Authority” means any national, supranational, state, federal, provincial, local or similar government authority, statutory authority, government department, regulatory or administrative authority, ministry, secretariat, agency, commission, board, tribunal, judicial or arbitral body, instrumentality, other body, organization or group, stock market or exchange, or court exercising any executive, legislative, rule or regulation making or judicial, quasi-judicial entity having jurisdiction on behalf of any relevant country.

“Hazardous Substance(s)” means: (i) any substances, wastes, or materials defined, identified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon; and (v) any other substance, material or waste regulated by, or for which standards of care may be imposed under any Environmental Law.

“Health Care Laws” means (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse Laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn and 1396b(s)), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the federal Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), the Medical Devices Directive 93/42/EEC, In Vitro Diagnostic Devices Directive 98/79/EC, and the UK Medical Devices Regulations 2002/68, all the applicable EU and UK blood and tissue legislation, Directive 2001/83/EC and the upcoming UK Medicines and Medical Devices Bill, as applicable and as implemented into national law, and applicable Laws governing government funded or sponsored healthcare programs, including applicable program requirements which include any local, national or EU procurement laws and regulations; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign Laws or regulatory bodies; (vi) all other local, state, federal, national, supranational and foreign Laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof.

“IFRS” means the International Financial Reporting Standards as promulgated by the International Standards Accounting Board.

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“Intellectual Property” means any intellectual property rights in any jurisdiction, whether registered or unregistered, including all rights and interests pertaining to or deriving from (i) patents, patent applications (including provisional and non-provisional applications) and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof; (ii) trademarks and service marks, trade dress, logos, trade names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing; (iii) copyrights, and other works of authorship and registrations and applications for registration, renewals and extensions thereof; (iv) trade secrets and non-public know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, technical architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases, database rights, including rights to use Personal Information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (v) rights of publicity and all other intellectual property, priority or proprietary rights of any kind or description; and (vi) all legal rights arising from items (i) through (v), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past, present or future infringement or misappropriation, if any, in connection with any of the foregoing.

“International Trade Laws” means any law, statute, code, or order relating to international trade export, re-export, transfer, and import controls, including: (i) all import laws and regulations, including but not limited to the EU Dual Use Regulation and those laws and regulations administered by U.S. Customs and Border Protection; (ii) export control regulations, including but not limited to laws and regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.), and/or EU Council Regulations on export controls, including Nos. 428/2009 and 267/2012 and other EU Council sanctions regulations, as implemented in EU Member States and the UK, the UK Trade and Cooperation Agreement (TCA) of December 2020, and the Northern Ireland Protocol of 10 December 2020; (iii) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (iv) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); (v) Anti-Corruption Laws; (vi) any other similar law, directive, or regulation which are applicable in countries where the Company and its Subsidiaries engage in business from time to time (including those of the European Union or any of its member states) related to similar subject matter; or (vii) applicable anti-money laundering laws, regulations, rules and guidelines in United States and in the jurisdiction of incorporation.

“Jefferies Warrants” means the warrants issued by the Company to Jefferies Finance LLC to purchase Company Common Shares pursuant to a warrant instrument dated 6 November 2020.

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“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge of the persons listed on Section 1.01(F) of the Company Disclosure Schedule after reasonable inquiry, and in the case of CAH, the actual knowledge of the persons listed on Section 1.01(F) of the CAH Disclosure Schedule after reasonable inquiry.

“Law” means all (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances, notifications, guidelines, guidance, policies, direction, directives, enactments, or bye-laws of, enacted by, adopted or applied by any Governmental Authority in any relevant jurisdiction including but not limited to the US, EU, UK, and the Cayman Islands, (ii) Authorizations, and (iii) orders, decisions, injunctions, judgments, interpretation, awards, adjudication and decrees of any Governmental Authority, in each case whether in effect as on the date hereof or thereafter. For avoidance of doubt, “Law(s)” include, but are not limited to, Healthcare Laws.

“Lien” means any lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws).

“LumiraDx Instrument” means the “LumiraDx Platform”, a portable point of care test system.

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Notified Bodies” means an organization designated by an EU country or approved bodies in the UK to assess the conformity of certain products before being placed on the market. These bodies carry out tasks related to conformity assessment procedures set out in the applicable legislation, when a third party is required. The European Commission publishes a list of such notified bodies.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means (i) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (ii) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith and for which appropriate reserves have been made; (iii) revocable, non-exclusive licenses (or sublicenses) of Company Owned IP granted in the ordinary course of business (including to co-packers, manufactures, customers, retailers, merchandisers and distributors); (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; and (v) Liens identified in the Financial Statements.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

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“Personal Information” means “personal information,” “personal data,” “personally identifiable information” or equivalent terms as defined by applicable Privacy/Data Security Laws.

“Pharmakon Warrants” means warrants exercisable over Company Common Shares to be issued by the Company to Biopharma Credit PLC and Biopharma Credit Investments V (Master) LP.

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information, such as, to the extent applicable, the following Laws and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, the General Data Protection Regulation (EU) 2016/679, the UK Data Protection Act 2018, the Cayman Islands Data Protection Act, 2017 (as amended), all Health Care Laws that pertain to Personal Information, state data security Laws, state data breach notification Laws, applicable Laws relating to the transfer of Personal Information, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

“Products” means any products that the Company or any Company Subsidiaries manufacture, research, develop, sell, license or design from time to time or which the Company or any Company Subsidiaries intend to manufacture, research, develop, sell, license or design in the future, together with all such products that such Person has manufactured, researched, developed, sold, licensed or designed since its incorporation, which such Products shall (i) include the COVID-19 Test Strips and the LumiraDx Instrument and (ii) exclude any third-party products sold under the LUMIRATEK brand or other brands which are not part of the LumiraDx platform (provided that any products which the Company or any Company Subsidiaries manufacture, research, develop, or design from time to time shall not be sold under the LUMIRATEK brand).

“Redemption Rights” means the redemption rights provided for in the Ninth Article of the CAH Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that is registered, issued or subject to a pending application for registration or issuance before any Governmental Authority.

“Sanctioned Country” means any country or region that is, or has been, since August 24, 2016, the subject or target of a comprehensive embargo under Sanctions and Export Control Laws (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any person that is the subject or target of Sanctions or restrictions under Sanctions and Export Control Laws, including: (i) any person listed on any applicable U.S. or non-U.S. Sanctions- or export-related list of designated or blocked persons, including but not limited to OFAC’s Specially Designated Nationals and Blocked Persons List and Sectoral Sanctions Identifications List; the U.S. Department of Commerce’s Denied Persons, Unverified, and Entity Lists; the U.S. Department of State’s Debarred List and non-proliferation sanctions lists; the EU Consolidated List of Designated Parties; the Consolidated List of Assets Freeze Targets, maintained by HM Treasury (U.K.); and the UN Consolidated List; (ii) any person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i) so as to subject the person to sanctions; (iii) any person acting on behalf of or at the direction of any person described in clause (i) or (ii); or (iv) any person that is organized, resident, or located in, and any government of, a Sanctioned Country.

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“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar Governmental Authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Share Conversion” has the meaning set forth in the Recitals.

“Series B Preferred Share Conversion” has the meaning set forth in the Recitals.

“shareholder” or “stockholder” means a holder of shares or stock, as appropriate.

“Software” means all computer software (whether in source code, object code or other format), data and databases, including dependencies, tools and related components, tool sets, compilers, applications, higher level “proprietary” languages and related documentation and materials.

“Subsidiary” or “Subsidiaries” of CAH, the Company, the Surviving Corporation, or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development, manufacturing, distribution and co-packing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“SVB Warrants” means the warrants issued by the Company to Silicon Valley Bank to purchase Company Common Shares pursuant to a warrant instrument dated 20 January 2021.

“Tax” or “Taxes” means any and all taxes (including any duties, levies or other similar governmental assessments in the nature of taxes), including income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto.

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“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case filed or required to be filed with a Tax authority.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by CAH, Merger Sub, or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Unvested Company Options” means all outstanding options to purchase Company Ordinary Shares that are unvested immediately prior to the Effective Time under the Company Option Plans.

“Vested Company Options” means all outstanding options to purchase Company Ordinary Shares that have vested in accordance with their terms, immediately prior to the Effective Time under the Company Option Plans.

“Virtual Data Room” means the virtual data room established by the Company or its Representatives, titled “CA Healthcare Acquisition Corp”, with access made available to CAH and its Representatives.

Section 1.2           Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Alternative Transaction	§ 6.4
Blue Sky Laws	§ 3.5(b)
Business Combination	§ 5.3
CAH	Preamble
CAH Board	Recitals
CAH Class A Common Stock	§ 4.3(a)
CAH Disclosure Schedule	Article 4
CAH Preferred Stock	§ 4.3(a)
CAH Proposals	§ 6.1(a)
CAH SEC Reports	§ 4.7(a)
CAH Stockholder Approval	§ 6.2(a)
CAH Stockholders’ Meeting	§ 6.1(a)
CAH Transaction Expenses	§ 6.5(b)

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Defined Term	Location of Definition
CAH Warrants	§ 4.3(a)
Company	Preamble
Company Board	Recitals
Company Common Shares	§ 3.3(a)(iv)
Company Disclosure Schedule	Article 3
Company Officer’s Certificate	§ 7.2(c)
Company Ordinary Shares	§ 3.3(a)(iii)
Company Permits	§ 3.6
Company Preferred Shares	§ 3.3(a)(ii)
Company Series A Preferred Shares	§ 3.3(a)(i)
Company Series B Preferred Shares	§ 3.3(a)(ii)
Company Shareholders Meeting	§ (b)
Company Subsidiary	§ 3.1
Data Security Requirements	§ 3.20
DGCL	Recitals
Effective Time	§ 2.3
Environmental Permits	§ 3.22
Existing CAH Common Stock	§ 5.3(a)
Financial Statements	§ 3.7(a)
GAAP	§ 4.7(b)
Governmental Authority	§ 3.5(b)
Intended Tax Treatment	Recitals
Interim Financial Statements	§ 3.7(a)
Interim Financial Statements Date	§ 3.7(a)
IPO	§ 5.3
IRS	§ 3.15(a)
Law	§ 3.5(a)
Lock-Up Agreements	Recitals
Material Contracts	§ 3.23
Material Customer	§ 3.24(a)
Material Supplier	§ 3.24(b)
Maximum Annual Premium	§ 6.6(b)
Merger	Recitals
Merger Consideration	§ 2.2(e)
Merger Sub	Preamble
Merger Sub Board	Recitals
Minimum Cash Condition	§ 7.3(e)
New Equity Incentive Plan	§ 6.1(a)
Non-Disclosure Agreement	§ 6.3(b)
Outside Date	§ 8.1(b)
PCAOB Audited Financials	§ 6.11
Plans	§ 3.15(a)
Prospectus	§ 5.3
Proxy Statement	§ 6.1(a)
Public Stockholders	§ 5.3

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Defined Term	Location of Definition
Registration Rights Agreement	Recitals
Registration Statement	§ 6.1(a)
Released Claims	§ 5.3
Remedies Exceptions	§ 3.4
Representatives	§ 6.3(a)
Sarbanes-Oxley Act	§ 4.7(a)
SEC	§ 4.7(a)
Shareholder Support Agreements	Recitals
Sidley	§ 9.11
Sponsor	§ 4.3(c)
Sponsor Shares	§ 4.3(a)
Surviving Corporation	Recitals
Terminating CAH Breach	§ 8.1(g)
Terminating Company Breach	§ 8.1(f)
Trust Account	§ 4.12
Trust Agreement	§ 4.12
Trust Fund	§ 4.12
Trustee	§ 4.12
Unaudited Interim Financial Statements	§ 6.11
Written Consent	§ 6.2(b)

Section 1.3           Construction.

(a)               Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder, and (ix) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b)               The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c)               Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

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(d)               All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as applicable to CAH or its Subsidiaries or IFRS as applicable to the Company or its Subsidiaries.

Article 2.

TRANSACTIONS

Section 2.1           Pre-Closing Transactions.

(a)               Company Preferred Share Conversion. On the Closing Date, immediately prior to the Subdivision and the Effective Time, (i) each Company Series A Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Ordinary Shares in accordance with the Company Memorandum and Articles; and (ii) each Company Series B Preferred Share that is issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the Company Memorandum and Articles. Following such conversion, each of the Company Preferred Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each former holder of Company Preferred Shares shall thereafter cease to have any rights with respect to such securities.

(b)               Company Convertible Loan Note Conversions: On the Closing Date, immediately prior to the Subdivision and the Effective Time, (i) the 5% Convertible Loan Notes that are issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the terms of the 5% Convertible Loan Notes; and (ii) the 10% Convertible Loan Notes that are issued and outstanding immediately prior to such time shall automatically convert into Company Common Shares in accordance with the terms of the 10% Convertible Loan Notes.

(c)               Subdivision. Immediately following the Company Preferred Share Conversion and the Company Convertible Loan Note Conversions but prior to the Effective Time, each Company Ordinary Share and Company Common Share that is issued and outstanding immediately prior to the Effective Time shall be divided into a number of Company Ordinary Shares or Company Common Shares, as the case may be, determined by multiplying each such Company Ordinary Share or Company Common Share by the Conversion Factor (the “Subdivision”); provided, that any fraction of a Company Ordinary Share or Company Common Share, as the case may be, that shall result from the Subdivision, and each Company Shareholder that would otherwise be so entitled to a fraction of a Company Ordinary Share or Company Common Share, as the case may be, (after aggregating all fractional Company Ordinary Shares or Company Common Shares, as the case may be, that otherwise would be held by such Company Shareholder) shall instead hold such number of Company Ordinary Shares or Company Common Shares, as the case may be, to which such Company Shareholder would otherwise be entitled, rounded down to the nearest whole Company Ordinary Share or Company Common Share, as the case may be, with such resulting fractional share being automatically surrendered to the Company.

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(d)               CAH Redemption. No later than one (1) Business Day prior to the Closing, CAH shall deliver to the Company written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy the CAH Redemption; (ii) the amount of cash in the Trust Account and the amount of Expenses of CAH as of the Closing; and (iii) the number of shares of CAH Class A Common Stock to be outstanding as of immediately prior to the Effective Time and after giving effect to the CAH Redemption and the CAH Class B Conversion (such written notice of (i), (ii) and (iii), together, the “Closing Statement”). If the Company in good faith disagrees with any portion of the Closing Statement, then the Company may deliver a notice of such disagreement to CAH prior to the Closing Date (the “Pre-Closing Notice of Disagreement”). The Company and CAH shall seek in good faith to resolve any differences they have with respect to the matters specified in the Pre-Closing Notice of Disagreement. CAH shall effect the CAH Redemption (with such adjustments as shall have been agreed by the Parties) no later than immediately prior to the Effective Time.

(e)               CAH Class B Conversion. Immediately prior to the Effective Time, each issued and outstanding CAH Class B Share shall be automatically converted into one share of CAH Class A Common Stock in accordance with the terms of the Certificate of Incorporation of CAH.

(f)                CAH Units. Immediately prior to the Effective Time, each one (1) share of CAH Class A Common Stock and one half (0.5) of a CAH Warrant comprising each issued and outstanding CAH Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) share of CAH Class A Common Stock and one-half of one (0.5) CAH Warrant, provided that no fractional Warrants will be issued in connection with the Unit Separation such that if a holder of CAH Units would be entitled to receive a fractional CAH Warrant upon the Unit Separation, the number of CAH Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of CAH Warrants. The shares of CAH Class A Common Stock and CAH Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of Section 2.2.

Section 2.2           The Merger.

(a)               On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into CAH. Following the Effective Time, the separate existence of Merger Sub shall cease and CAH shall continue as the surviving entity of the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(b)               The Merger shall have the effects as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, immunities, powers and franchises of each of CAH and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of each of CAH and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

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(c)               At the Effective Time, the Certificate of Incorporation of CAH shall be amended to read in its entirety as set forth in Exhibit H and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(d)               At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(e)               At the Effective Time, as a result of the Merger each share of CAH Class A Common Stock issued and outstanding as of immediately prior to the Effective Time (after giving effect to the CAH Class B Conversion and the CAH Redemption) shall be automatically canceled and extinguished and (in accordance with Section 2.2(g) below) reissued to the Company as one share of Surviving Corporation Common Stock, in consideration for the right to receive one Company Common Share (the “Merger Consideration”). From and after the Effective Time, the holder(s) of certificates, if any, evidencing ownership of CAH Common Stock or CAH Common Stock held in book-entry form issued and outstanding immediately prior to the Effective Time (after giving effect to the CAH Class B Conversion and the CAH Redemption) shall cease to have any rights with respect to such shares except as otherwise provided for herein or under applicable Law.

(f)                At the Effective Time, as a result of the Merger and without any action on the part of any Party or any other Person, each share of CAH Common Stock held immediately prior to the Effective Time by CAH as treasury shares shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

(g)               At the Effective Time, each share of Common Stock, par value $0.01, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one (1) share of Common Stock, par value $0.01, of the Surviving Corporation (the “Surviving Corporation Common Stock”), and each share of CAH Class A Common Stock shall be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right to receive the Merger Consideration.

(h)               At the Effective Time, as a result of the Merger and without any action on the part of any holder of a CAH Warrant, each CAH Warrant (other than the Sponsor Warrants) that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be assigned to, and assumed by, the Company and be exercisable for Company Common Shares in accordance with the terms of the A&R Warrant Agreement.

(i)                 If after the date hereof and prior to the Effective Time CAH pays a stock dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of CAH Common Stock, then the Merger Consideration will be appropriately adjusted to provide to the holders of the CAH Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this provision.

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Section 2.3           Closing. As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the Parties hereto shall cause the Merger to be consummated as set forth in Section 2.2 above. The closing (the “Closing”) shall be held at the offices of Fried Frank Harris Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 or by electronic exchange of deliverables and release of signatures, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 7. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.4           Delivery of Merger Consideration.

(a)               Prior to the Closing, the Company shall appoint a bank or trust company reasonably acceptable to CAH to act as exchange agent for the payment of the Merger Consideration (the “Exchange Agent”). Prior to the Effective Time, the Company shall deposit (or cause to be deposited) book-entry Company Common Shares representing the aggregate Merger Consideration with the Exchange Agent, in trust for the benefit of holders of record of shares of CAH Class A Common Stock to be canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for the right to receive the Merger Consideration pursuant to Section 2.2. All book-entry Company Common Shares deposited with the Exchange Agent are referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.2, except as expressly provided for in this Agreement.

(b)               As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate (“Certificates”), in each case that immediately prior to the Effective Time represented outstanding shares of CAH Class A Common Stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as the Company and the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration pursuant to this Section 2.2 (which instructions shall be in customary form and contain such other provisions as the Company and the Exchange Agent may reasonably specify). With respect to holders of book-entry shares in CAH (“Book-Entry Shares”), the parties shall cooperate to establish procedures with the Exchange Agent to allow the Exchange Agent to transmit, following the Effective Time, to such holders or their nominees, upon surrender of shares of CAH Class A Common Stock (including former shares of CAH Class B Common stock converted immediately prior to the Effective Time into shares of CAH Class A Common Stock), the Merger Consideration, to which such holders are entitled pursuant to the terms of this Agreement.

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(c)               Each holder of shares of CAH Class A Common Stock that have been canceled and extinguished and reissued to the Company as one share of Surviving Corporation Common Stock in consideration for a right to receive the Merger Consideration, upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent, and such other documents as the Exchange Agent may reasonably require, shall be entitled to receive in exchange therefor the number of Company Common Shares to which such holder of CAH Class A Common Stock shall have become entitled pursuant to the provisions of Section 2.2 (which shall be in uncertificated book-entry form), and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates or Book-Entry Shares. The Company shall cause the Exchange Agent to make all payments required pursuant to the preceding sentence as soon as practicable following the valid surrender of Certificates or Book-Entry Shares. Until surrendered as contemplated by this Section 2.4, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable pursuant to Section 2.2 in respect thereof, but shall not entitle its holder or any other Person to any rights as a stockholder of the Company or CAH.

(d)               If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share or shall have established to the satisfaction of the Company and the Exchange Agent that such Tax is not applicable.

(e)               The Merger Consideration issued and paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of CAH Class A Common Stock formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of CAH shall be closed and there shall be no further registration of transfers of the shares of CAH Class A Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer, or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

(f)                Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any remaining holders of Certificates or Book-Entry Shares shall thereafter look only to the Surviving Corporation, as general creditors thereof, for payment of the Merger Consideration. None of the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of Company Common Shares properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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(g)               If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to the Company and the Exchange Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof.

Article 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Except as set forth in (i) the Company’s disclosure schedule delivered by the Company to CAH in connection with this Agreement (the “Company Disclosure Schedule”), which shall be arranged in sections and subsections corresponding to the numbered representation, warranty or covenant specified herein and which disclosure against other representations and warranties shall qualify other sections and subsections in this Agreement where its relevance as an exception to (or disclosure for purposes of) such other representation and warranty is reasonably clear on its face or cross-referenced), (ii) the Financial Statements provided to CAH, (iii) the Company’s forms, reports, schedules, statements and other documents, including any exhibits thereto, filed by it with the Securities and Exchange Commission since January 1, 2020 together with any amendments, restatements or supplements thereto or (iv) as will be set forth in the Registration Statement (in the case of clauses (iii) and (iv), other than disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), the Company and Merger Sub hereby represent and warrant to CAH as of the date of this Agreement:

Section 3.1           Organization and Qualification; Subsidiaries.

(a)               The Company and each subsidiary undertaking of the Company (each a “Company Subsidiary”), is a corporation, company or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(b)               A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.1(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

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Section 3.2           Organizational Documents. The Company has prior to the date of this Agreement made available to CAH in the Virtual Data Room a complete and correct copy of the organizational documents, each as amended, restated or otherwise modified to date, of the Company and each Company Subsidiary. Such organizational documents are in full force and effect in all material respects. Neither the Company nor any material Company Subsidiary is in violation of any of the provisions of their respective certificate of incorporation, bylaws or equivalent organizational documents.

Section 3.3           Capitalization.

(a)               As of the date of this Agreement, the authorized capital stock of the Company consists of:

(i)	55,000,000 Company Series A Preferred Shares, 46,797,960 of which are issued and outstanding;

(ii)	8,800,000 Company Series B Preferred Shares, 7,261,760 of which are issued and outstanding;

(iii)	1,100,000,000 Company Ordinary Shares, 82,213,340 of which are issued and outstanding; and

(iv)	1,100,000,000 Company Common Shares, none of which are issued and outstanding.

(b)               The rights, preferences and privileges of the Company Preferred Shares are as stated in the Company Memorandum and Articles. All of the outstanding shares of Company Preferred Shares and Company Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal, state and local securities laws. There have not been any adjustments to the conversion ratio of the outstanding Company Preferred Shares and each outstanding Company Series A Preferred Share is convertible into Company Ordinary Shares at the Series A Conversion Rate (as defined in the Company Memorandum and Articles) and each outstanding Company Series B Preferred Share is convertible into Company Common Shares at the Series B Conversion Rate (as defined in the Company Memorandum and Articles).

(c)               The Company has a limit of 17,600,000 Company Ordinary Shares for issuance to officers, directors, employees and consultants of the Company pursuant to the Company Option Plan without Company Series A Preferred Shareholder consent. 50,821,980 Company Options to purchase Company Ordinary Shares have been granted and are currently outstanding, of these 38,841,440 are Vested Company Options and 11,980,540 are Unvested Company Options. No Company Options have yet been exercised.

(d)               Except for the rights of conversion attached to the Company Preferred Shares and the outstanding Company Options issued pursuant to the Company Option Plans, 3,377,220 Company Ordinary Shares issuable (in aggregate) upon the exercise of the 2016 Warrants and the 2019 Warrants, 4,868,160 Company Common Shares issuable (in aggregate) upon the exercise of the 2020 Warrants, the Jefferies Warrants, the SVB Warrants and the Pharmakon Warrants, 16,997,420 Company Common Shares issuable (in aggregate) upon the conversion of the Company Convertible Loan Notes, there are no outstanding share options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or share purchase agreements or other rights relating to the issued or unissued share capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares or other equity or other voting interests in, the Company or any Company Subsidiary, other than any Company Securities to be issued in connection with the Transaction.

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(e)               There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(f)                As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 Merger Sub Shares, 100 of which are issued and outstanding. All outstanding Merger Sub Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the Company free and clear of all Liens, other than transfer restrictions under applicable securities Laws and the Merger Sub Organizational Documents. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

(g)               The Merger Consideration being delivered hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the Transaction Documents. The Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

Section 3.4           Authority Relative to This Agreement. Each of the Company and Merger Sub has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Approvals, to consummate the Transactions. The execution and delivery of this Agreement by the Company and Merger Sub and the consummation by the Company and Merger Sub of the Transactions have been duly and validly authorized in accordance with the Company’s Memorandum and Articles and the Merger Sub Organizational Documents, and no other company proceedings on the part of the Company or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the Company Approvals) and the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by each of the Company and Merger Sub and, assuming the due authorization, execution and delivery by CAH, constitutes a legal, valid and binding obligation of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). Each of the Company Board and the board of directors of Merger Sub has approved this Agreement and the Transactions. To the knowledge of the Company and Merger Sub, no other domestic or foreign takeover Law is applicable to the Merger or the other Transactions.

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Section 3.5           No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement by the Company and Merger Sub does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions set forth on Section 3.5(a) of the Company Disclosure Schedule being made, obtained or given, the performance of this Agreement by the Company and Merger Sub will not (i) conflict with or violate the memorandum of association, articles of association or incorporation, certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any United States or non-United States Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to any material contract, except, with respect to clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

(b)               The execution and delivery of this Agreement by the Company and Merger Sub does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws and the filing of the Merger Certificate in accordance with the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6           Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material necessary licenses, permits, certificates, Authorizations and approvals required under applicable Law for each of the Company or the Company Subsidiaries to conduct their respective businesses in all material respects as it is now being conducted (the “Company Permits”). Neither the Company nor any Company Subsidiary is materially in breach, default or violation of: (a) any Law applicable to the Company or any Company Subsidiary; or (b) any Company Permit. Neither the Company nor any of the Company Subsidiaries have received any written notice relating to the revocation, non-renewal or modification of any Company Permit.

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Section 3.7           Financial Statements; Records.

(a)               The Company has made available to CAH in the Virtual Data Room accurate and complete copies of the following financials statements: (i) 2019 audited financial statement for the year ended December 31, 2019 and (ii) 2020 audited financial statement for the year ended December 31, 2020 (collectively, the “Financial Statements”), which are attached as Section 3.7(a) of the Company Disclosure Schedule. The Financial Statements were prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated, were prepared in accordance with the books and records of the Company and the Company Subsidiaries and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as of the applicable date and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.

(b)               Neither the Company nor any Company Subsidiary has any material liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) that would be required by IFRS to be included in the consolidated financial statements of the Company and the Company Subsidiaries other than: (i) liabilities specifically reflected on and adequately reserved against in the financial statements as of December 31, 2020, (ii) liabilities that were incurred in the ordinary course of business since December 31, 2020 or (iii) liabilities that would not, or would not reasonably be expected to, result in a Company Material Adverse Effect.

(c)               The Company maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and audit committee (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any known fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Other than the material weakness related to inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions, the Company has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of the Company’s internal control over financial reporting. Since January 1, 2020, to the Company’s knowledge, no director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

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(d)               To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by the Company or any Company Subsidiary. None of the Company, any Company Subsidiary or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any Company Subsidiary, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

Section 3.8           Absence of Certain Changes or Events. Since December 31, 2020, except as otherwise reflected in the Financial Statements or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and (b) there has not been a Company Material Adverse Effect.

Section 3.9           Inventory. The inventories and raw materials of the Company and the Company Subsidiaries reflected in the Financial Statements are of a quantity and quality usable and saleable in the ordinary course of business within a reasonable period of time and without discount outside of the ordinary course of business, are merchantable and fit and sufficient for their particular purpose, in each case, except to the extent that any such failure would not be reasonably likely to result in a Company Material Adverse Effect.

Section 3.10       Health Care Matters.

(a)               The Company and each of its affiliates, and their officers, directors, and employees are in compliance in all material respects with all Health Care Laws which regulate their operations, activities, or services, and/or any orders pursuant to any Health Care Laws applicable to the Company. Neither the Company nor any Company Subsidiaries has received written notice of any Action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation, arrangement, or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such Action threatened.

(b)               The Company and the Company Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(c)               Neither the Company nor any Company Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority. Additionally, neither the Company, any of the Company Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(d)               The Company holds all material licenses, certificates, approvals, permits or other authorizations or registrations required for the Company to comply in all material respects with all Health Care Laws.

Section 3.11       Other Regulatory Compliance.

(a)               To the extent applicable to the Products, the Company and each Company Subsidiary is conducting and have conducted its business and operations in material compliance with all applicable Laws, including but not limited to, the European In Vitro Diagnostic Medical Device Directive 98/79/EC, the UK Medical Devices Regulations 2002 (SI 2002 No 618, as amended), the Federal Food, Drug, and Cosmetic Act (the “FD&C Act”), 21 U.S.C. §301 et. seq., and all applicable regulations promulgated by Governmental Authorities, including but not limited to good clinical practices regulations and good laboratory practices regulations and associated Government Authority guidelines.

(b)               The Company and each Company Subsidiary has not received any written notice or communication from any Governmental Authority alleging noncompliance with any applicable Law. The Company and each Company Subsidiary is not subject to any enforcement, regulatory, or administrative proceedings by any Governmental Authority and, to the Company’s Knowledge, no such proceedings have been threatened. There is no civil, criminal, or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter or proceeding pending against the Company or any Company Subsidiary, and, to the Company’s Knowledge, the Company and each Company Subsidiary has no liability (whether actual or contingent) for failure to comply with any applicable Laws. To the Company’s Knowledge, there are no civil or criminal proceedings relating to the Company or any Company Subsidiary or any of the Company and each Company Subsidiary’s employees which involve a matter within or related to the FDA’s, EMA’s, MHRA’s jurisdiction or any other applicable Governmental Authority’s jurisdiction.

(c)               No officer, employee, or agent of the Company or any Company Subsidiary has (i) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or (iii) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991). To the Company’s Knowledge, no officer, employee, or agent of the Company or any Company Subsidiary has been convicted of any crime or engaged in any conduct for which debarment is mandated or permitted by 21 U.S.C. § 335a. To the Company’s Knowledge, no officer, employee, or agent of the Company or any Company Subsidiary has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any applicable Law or regulation.

(d)               As of the date of this Agreement, the Company and each Company Subsidiary has not introduced into U.S. commercial distribution any Products that are regulated as medical devices and subject to FDA clearance, de novo classification, Emergency Use Authorization (EUA) or premarket approval by the FDA or that are exempt therefrom as Class I or II medical devices (collectively, the “FDA Products”) without obtaining such clearance, de novo classification, approval, or listing, unless exempt therefrom under FDA Laws.

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(e)               As of the date of this Agreement, the Company and each Company Subsidiary has not introduced into U.S. commercial distribution any Products as a laboratory developed test. The Company and each Company Subsidiary has not introduced into U.S. commercial distribution any FDA Products manufactured by or on behalf of the Company or any Company Subsidiary, or distributed any products on behalf of another manufacturer which were upon their shipment by the Company or any Company Subsidiary, adulterated or misbranded in violation of 21 U.S.C. § 331.

(f)                The Company and each Company Subsidiary and, to the Company’s Knowledge, the contract manufacturers for the Company and each Company Subsidiary are operating in material compliance with, and each FDA Product in development or current commercial distribution is designed, manufactured, prepared, assembled, packaged, labeled, stored, serviced, and processed in material compliance with, the Quality System Regulation set forth in 21 C.F.R. Part 820 unless expressly exempted from such requirement by FDA Laws. Where the FDA Products are exempt from compliance with the Quality System Regulation, the Company and each Subsidiary has designed or is designing or manufacturing the FDA Products under a reasonable state of control as otherwise required by FDA Laws.

(g)               The preclinical studies and tests, and clinical trials sponsored or conducted by or on behalf of the Company and each Subsidiary for the purposes of submitting a EC Declaration of Conformity or UKCA or UKNI mark, marketing application, investigational device exemption application under EU/UK law and/or 21 C.F.R. Part 812 (“IDE Application”), or pursuant to permits, licenses, registrations, clearances, approvals pending or issued under the FD&C Act (“FD&C Permits”) are being conducted or have been conducted in all material respects in accordance with all applicable Law.

Section 3.12       Export Control Laws. The Company has conducted in all material respects all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals and timely filed all required filings, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

Section 3.13       Absence of Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that could reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any material Company Subsidiary is, subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

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Section 3.14       Products Liability. No claim has been made or threatened in writing in connection with the product liability of the Products and no Governmental Authority has commenced or threatened in writing to initiate any Action or requested the recall of any Product, or commenced or threatened to initiate any Action to enjoin the production of any Product.

Section 3.15       Employee Benefit Plans; Labor and Employment Matters.

(a)               Each Employee Benefit Plan is and has been since January 1, 2020 in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(b)               (i) There are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any similar local, state or foreign body that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16       Real Property; Title to Assets. Neither the Company nor any Company Subsidiary owns any real property. All such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases that would reasonably be expected to curtail or interfere with the current use and operations of such property.

Section 3.17       Manufacturing, Marketing and Development Rights. Other than in the ordinary course of business, the Company and each Company Subsidiary has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s or the Company Subsidiaries’ exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

Section 3.18       Intellectual Property.

(a)               Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries, together, have sole and exclusive title and ownership of all material Company Owned IP (including all Registered Intellectual Property constituting Company Owned IP that is required to be set forth on Section 3.18(b)(i) of the Company Disclosure Schedule, but excluding the intellectual property identified in (iv) of Intellectual Property). Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, to the Company’s knowledge, the Company and the Company Subsidiaries, together, own or have documented license rights to, all material Intellectual Property and Software used, held for use or necessary for their business as currently conducted, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

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(b)               Section3.18 (b) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are material and (as applicable) owned or purported to be owned, used or held for use by the Company or the Company Subsidiaries: (i) Registered Intellectual Property constituting Company Owned IP and Registered Intellectual Property that is exclusively licensed to the Company or any of the Company Subsidiaries (collectively, “Company Registered IP”) (showing in each, as applicable, the owner (including any joint owners), jurisdiction, filing date, date of issuance, expiration date and registration or application number, and registrar), and internet domain names, (ii) all material Contracts to use any Company Licensed IP, including for the Software of any other person (other than (x) commercially available, “off-the-shelf” Software and (y) commercially available service agreements to Business Systems) where such Company Licensed IP is incorporated into the Products; and (iii) all material (x) proprietary Software or (y) Business Systems constituting Company Owned IP that are incorporated into the Products. For any Company Owned IP or Intellectual Property exclusively licensed to the Company or any of the Company Subsidiaries, there are no outstanding rights of first refusal, exclusive options, claims, encumbrances, shared ownership of interests of any kind, or Liens (other than Permitted Liens), other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(c)               All issued or registered items of Company Registered IP are subsisting and, to the Company’s knowledge, valid and in force, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(d)               Other than as set forth in Section 3.18(d) of the Company Disclosure Schedule, and other than as would not reasonably be expected to result in a Company Material Adverse Effect, (i) there have been no material Actions filed or, to the Company’s knowledge, material Actions threatened in writing, against the Company or any Company Subsidiary, by any person (A) contesting the validity, inventorship interest, use, ownership, enforceability, patentability or registrability of any of the Company IP, or (B) alleging that the businesses of the Company or any of the Company Subsidiaries infringe, misappropriate, or otherwise violate any Intellectual Property of other persons (including any unsolicited written demands or written offers to license any Intellectual Property from any other person), (ii) to the Company’s knowledge, neither the former and current operation of the businesses of the Company and the Company Subsidiaries (including the manufacture, marketing, importation, use, offer for sale, sale, licensing, distribution and other exploitation of Products), nor the Products, nor the Company Owned IP have or do infringe, misappropriate or violate, any Intellectual Property of other persons and (iii) neither the Company nor any of the Company Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(e)               To the Company’s knowledge, no other person is currently or has infringed, misappropriated or violated any of the Company Owned IP, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

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(f)                The Company and each of the Company Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect all proprietary information and other material Confidential Information held by the Company or any Company Subsidiaries, as a trade secret, the value of which is contingent upon maintaining the confidentiality thereof, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(g)               To the Company’s knowledge, no funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution have been or are being used, directly or indirectly, to develop or create, in whole or in part, any Company IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Authority or institution obtaining ownership or use rights to such Company IP, or require or obligate the Company or any Company Subsidiary to grant or offer to any Governmental Authority or institution any license or right to such Company IP or require the Company or any Company Subsidiary to reimburse or repay any grant under any contingent or non-contingent payment obligations.

(h)               To the Company’s knowledge, no Software included in the Company Owned IP contains, is combined with, is derived from, is linked to or distributed with or is being or was developed using Software that is subject to the terms of any “open source,” “copyleft” or other similar license in a manner that imposes a requirement or condition that: (i) the Company or any of the Company Subsidiaries in connection with their businesses grant a license under its patent rights or that any Software included in the Company Owned IP; (ii) such Company Owned IP be disclosed or distributed in source code form; (iii) be licensed for the purpose of making modifications or derivative works; or (iv) be redistributable at no charge, except in the case of (i) and (ii) other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(i)                 The Company and each of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the current needs of the businesses of the Company or any of the Company Subsidiaries as currently conducted, other than as would not reasonably be expected to result in a Company Material Adverse Effect. (i) The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery, business continuity and risk assessment plans, procedures and facilities, (ii) to the Company’s knowledge, since January 1, 2020, there has not been any material failure with respect to any of the Business Systems that are material to the conduct of the businesses of the Company or any of the Company Subsidiaries that has not been remedied or replaced in all material respects (iii) the Company and each of the Company Subsidiaries have the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the Business Data, in whole or in part, in the manner in which the Company and the Company Subsidiaries receive and use such Business Data as part of their businesses as currently conducted.

Section 3.19       Proprietary Information Agreements. To the Company’s knowledge, it will not be necessary to use any inventions of any of its current or former employees or consultants (or persons it currently intends to hire) made prior to their employment or engagement by the Company, other than as would not reasonably be expected to result in a Company Material Adverse Effect. To the Company’s knowledge, all persons who are or were involved in the creation or development of any material Intellectual Property by or for the Company or any Company Subsidiary have executed an enforceable written agreement that (a) assigns to the Company or any Company Subsidiary, as applicable, all right, title and interest to and in all such Intellectual Property created within the scope of such person’s employment or engagement thereby and (b) includes confidentiality provisions protecting such Intellectual Property.

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Section 3.20       Data Privacy and Security. Other than as would not reasonably be expected to result in a Company Material Adverse Effect, the Company and each of the Company Subsidiaries currently and since January 1, 2020 have materially complied with (i) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) any applicable privacy or other policies of the Company or a Company Subsidiary, respectively, published on a Company website or otherwise made publicly available by the Company or a Company Subsidiary concerning the collection, dissemination, storage or use of Personal Information or Business Data, and (iii) all contractual commitments that the Company or any Company Subsidiary has entered into or is otherwise bound with respect to privacy or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented data security safeguards designed to protect the security and integrity of the Business Systems constituting Company Owned IP and any Personal Information. Since January 1, 2020, except as would not reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has (i) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems constituting Company Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information or Business Data; or (ii) to the Company’s knowledge, been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements.

Section 3.21       Taxes.

(a)               The Company and each of its Company Subsidiaries: (i) have duly filed all material Tax Returns they are required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are required to have paid as of the date hereof to avoid penalties or charges for late payment, except with respect to Taxes that are being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); and (iv) do not have any material deficiency, audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b)               Neither the Company nor any material Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of Tax credits or Tax losses) or has a liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than (i) an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes or (ii) an agreement, contract, arrangement or commitment among the Company and/or any Company Subsidiaries.

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(c)               Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and, to the Company’s knowledge, has complied (including any applicable cure provisions) in all material respects with all applicable Laws relating to the reporting and withholding of Taxes, in each case other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(d)               Neither the Company nor any Company Subsidiary has any request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between the Company or any Company Subsidiary, on the one hand, and any Tax authority, on the other hand.

(e)               The Company has made available to CAH in the Virtual Data Room true, correct and complete copies of the U.S. federal income Tax Return filed by the Company Subsidiaries for tax year 2019.

(f)                Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g)               Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against the Company or any Company Subsidiary any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(h)               There are no material Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(i)                 Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(j)                 For U.S. federal income tax purposes, the Company is classified as a corporation.

Section 3.22       Environmental Matters. In each case, other than as would not reasonably be expected to result in a Company Material Adverse Effect, (a) since January 1, 2020, the Company and each Company Subsidiary, has not materially violated, applicable Environmental Laws; (b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any material Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with, and no Company or material Company Subsidiary has released, any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any material Company Subsidiary pursuant to applicable Environmental Laws; (c) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”), and the Company and each Company Subsidiary is in compliance in all material respects with such Environmental Permits; and (d) neither the Company nor any Company Subsidiary is the subject of any pending or, or to the Company’s knowledge, threatened Action, nor has the Company or any Company Subsidiary received any written notice, alleging any material violation of or, or material liability under, Environmental Laws.

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Section 3.23       Material Contracts. The Company has made available to CAH in the Virtual Data Room true, correct and complete copies of the contractual arrangements described in the “Strategic Partners and Manufacturing and Supply Agreements” section of the Company F-1 (the “Material Contracts”). Each Material Contract is a legal, valid and binding obligation of the Company or Company Subsidiary party thereto and is enforceable against the Company or any Company Subsidiary, as applicable, and, to the knowledge of the Company, is a legal, valid and binding obligation of each other party to such Material Contract and is enforceable against such other party thereto in accordance with its terms subject, and there does not exist any condition that would reasonably be expected to have a Company Material Adverse Effect with respect to the Material Contracts.

Section 3.24       Customers and Suppliers.

(a)               Section 3.24(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the top five (5) customers of the Company and the Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2020) (each a “Material Customer”). Neither the Company nor, to the knowledge of the Company, any Material Customer, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company and, to the knowledge of the Company, any Material Customer, or permit the termination, modification or acceleration under any contract between the Company and any Material Customer.

(b)               Section 3.24(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the top three (3) suppliers (including contract manufacturers) of the Company and the Company Subsidiaries (based on the revenue from such customer during the 12-month period ended December 31, 2020) (each a “Material Supplier”). Neither the Company nor, to the knowledge of the Company, any Material Supplier, is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company and, to the knowledge of the Company, any Material Supplier, or permit the termination, modification or acceleration under any contract between the Company and any Material Supplier.

Section 3.25       Insurance. The Company has made available to CAH in the Virtual Data Room, with respect to each material insurance binder and policy under which LumiraDx UK Ltd is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, (ii) the policy number, (iii) the term, scope and amount of coverage and (iv) the premium most recently charged.

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Section 3.26       Board Approval; Vote Required. The Company Board, by resolutions duly adopted by the required vote of those voting at a meeting duly called and held in accordance with the Company Memorandum and Articles and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company, (b) approved this Agreement and the Merger and (c) recommended that: (i) the Series A Preferred Shareholder Proposals be directed for consideration by the Company Series A Preferred Shareholders and that the Company Series A Preferred Shareholders approve the Series A Preferred Shareholder Proposals, (ii) the Series B Preferred Shareholder Proposals be directed for consideration by the Company Series B Preferred Shareholders and that the Company Series B Preferred Shareholders approve the Series B Preferred Shareholder Proposals, (iii) the Ordinary Shareholder Proposals be directed for consideration by the Company Ordinary Shareholders and that the Company Ordinary Shareholders approve the Ordinary Shareholder Proposals, (iv) the General Shareholder Proposals be directed for consideration by the Company Shareholders (voting as one class) and that the Company Shareholders (voting as one class) approve the General Shareholder Proposals, (v) the 2020 Warrantholder Proposal be directed for consideration by the 2020 Warrantholders and that the 2020 Warrantholders approve the 2020 Warrantholder Proposal and (vi) the Convertible Loan Note Proposals be directed for consideration by the Company Convertible Loan Noteholders and that the Convertible Loan Note Proposals be approved by the Company Convertible Loan Noteholders. The Company Approvals are the only votes of the holders of any class of shares, convertible loan note, warrant or series of shares, or other securities of the Company necessary to approve the Company Proposals. The board of directors of Merger Sub, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions be submitted for consideration by the sole stockholder and member of Merger Sub. The only vote of the holders of any class or series of capital stock of Merger Sub that is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

Section 3.27       Certain Business Practices; International Trade Laws.

(a)               Neither the Company nor any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers or employees, or, to the Company’s knowledge, other agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, has in violation of applicable Anti-Corruption Laws offered, paid, promised to pay or authorized the payment of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and entertainment and travel expenses that go beyond what is reasonable and customary, to (i) an executive, official, employee or agent of a Governmental Authority, (ii) a director, officer, employee, or agent of a wholly or partially government-owned or -controlled company or business, (iii) a political party or official thereof, or candidate for political office, or (iv) an executive, official, employee or agent of a public international organization (e.g., the United Nations, World Bank or International Monetary Fund), in order to obtain or retain business or direct business to the Company or the Company Subsidiaries or to secure any improper advantage for the Company or the Company Subsidiaries.

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(b)               The Company and the Company Subsidiaries, and their respective directors, managers, officers and employees, and to the Company’s knowledge, other agents, in each case acting for or on behalf of the Company or any of the Company Subsidiaries, are in compliance with Anti-Corruption Laws applicable to the Company and the Company Subsidiaries.

(c)               Neither the Company nor any of the Company Subsidiaries has made any contribution or expenditure, whether in the form of money, products, services, facilities or discounts, for any election for political office or to any public official, except to the extent permitted by applicable Law.

(d)               Since January 1, 2020, none of the Company or any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers, employees, or agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, has been: (A) a Sanctioned Person; (B) operating in or organized in any Sanctioned Country; (C) conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (D) otherwise in violation of any International Trade Laws. No Product requires a material license, approval, consent, registration, authorization, accreditation, concession, variance, waiver, exemption or permit from any Governmental Authority for sale or export to any jurisdiction or end-user to which a Product is currently shipped that is not otherwise targeted by restrictions under International Trade Laws.

(e)               To the knowledge of the Company neither the Company nor any of the Company Subsidiaries, nor any of its or their respective directors, managers, officers or employees, or agents, in each case, acting for or on behalf of the Company or any of the Company Subsidiaries, is or has been, since January 1, 2020, the subject of any investigation, inquiry or enforcement Action by any Governmental Authority regarding any offense or alleged offense under International Trade Laws (including by virtue of having made any disclosure relating to any offense or alleged offense), and to the Company’s knowledge, since January 1, 2020 (i) no such investigation, inquiry or Action has been threatened in writing, or is pending, against the Company or any of the Company Subsidiaries, and (ii) there are no circumstances likely to give rise to any such investigation, inquiry or Action.

(f)                The Company and the Company Subsidiaries are currently and, since January 1, 2020, have been in compliance in all material respects with all International Trade Laws, including those governing the importation of products into the United States. To the knowledge of the Company, there is no Action, including voluntary disclosures, to which the Company or any of the Company Subsidiaries is, or, since January 1, 2020, has been (or, to the extent the Company or a Company Subsidiary, as applicable, has waived the applicable statute of limitations with respect to such Action, the applicable earlier date to which such Action extends) a party related to the importation of merchandise or payment of (or failure to pay) duties or other customs payments.

Section 3.28       Interested Party Transactions. Except for (a) employment relationships, (b) the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business and (c) any director’s or officer’s ownership of any securities of the Company, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (iii) a beneficial interest in any material contract or agreement of the Company or any Company Subsidiary; or (iv) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.28.

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Section 3.29       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Article 4.

REPRESENTATIONS AND WARRANTIES OF CAH

Except as set forth in (i) CAH’s disclosure schedule delivered by CAH to the Company in connection with this Agreement (the “CAH Disclosure Schedule”), which shall be arranged in sections and subsections corresponding to the numbered representation, warranty or covenant specified herein and which disclosure against other representations and warranties shall qualify other sections and subsections in this Agreement where its relevance as an exception to (or disclosure for purposes of) such other representation and warranty is reasonably clear on its face or cross-referenced) and (ii) CAH SEC Reports (other than disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), CAH hereby represents and warrants to the Company as of the date of this Agreement as follows:

Section 4.1           Corporate Organization.

(a)               CAH is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or limited liability power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)               CAH does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other person.

Section 4.2           Governing Documents. CAH has heretofore furnished to the Company complete and correct copies of the CAH Organizational Documents, which are in full force and effect. CAH is not in violation of any of the provisions of the CAH Organizational Documents.

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Section 4.3           Capitalization.

(a)               The authorized capital stock of CAH consists of (i) 111,000,000 shares of CAH Common Stock, with (A) 100,000,000 shares of CAH Common Stock being designated as Class A Common Stock and (B) 10,000,000 shares of CAH Common Stock being designated as Class B Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“CAH Preferred Stock”). 11,500,000 shares of CAH Class A Common Stock and 2,875,000 shares of Class B Common Stock are issued and outstanding (the “Sponsor Shares”), all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights. No shares of CAH Common Stock are held in the treasury of CAH. There are 9,800,000 CAH Warrants issued and outstanding, of which 4,050,000 are Sponsor Warrants and 5,750,000 are CAH Warrants that were issued in the IPO (as described in the Prospectus). There are no shares of CAH Preferred Stock issued and outstanding. Each CAH Warrant is exercisable for one share of CAH Class A Common Stock at an exercise price of $11.50.

(b)               All outstanding CAH Units, shares of Existing CAH Common Stock and CAH Warrants have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the CAH Organizational Documents.

(c)               Except for securities issued by CAH as permitted by this Agreement and the CAH Warrants, CAH has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CAH or obligating CAH to issue or sell any shares of capital stock of, or other equity interests in, CAH. All shares of CAH Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither CAH nor any subsidiary of CAH is a party to, or otherwise bound by, and neither CAH nor any subsidiary of CAH has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the Sponsor Agreement, CAH is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of CAH Common Stock or any of the equity interests or other securities of CAH or any of its Subsidiaries. Except with respect to the Redemption Rights and the CAH Warrants, there are no outstanding contractual obligations of CAH to repurchase, redeem or otherwise acquire any shares of CAH Common Stock or Sponsor Shares. There are no outstanding contractual obligations of CAH to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.4           Authority Relative to This Agreement. CAH has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by CAH and the consummation by CAH of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of CAH are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger, (i) the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of CAH Common Stock, and (ii) the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by CAH and, assuming due authorization, execution and delivery by the Company and Merger Sub, constitutes a legal, valid and binding obligation of CAH, enforceable against CAH in accordance with its terms subject to the Remedies Exceptions.

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Section 4.5           No Conflict; Required Filings and Consents.

(a)               The execution and delivery of this Agreement by CAH does not, and the performance of this Agreement by CAH will not, (i) conflict with or violate the CAH Organizational Documents, (ii) assuming that all consents, approvals, authorizations, notifications, expiration or termination of waiting periods and other actions described in Section 4.5(b) have been obtained and all filings and obligations described in Section 4.5(b) have been made, conflict with or violate any Law applicable to CAH or by which any of its property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of CAH pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CAH is a party or by which CAH or any of its property or assets is bound or affected.

(b)               The execution and delivery of this Agreement by CAH does not, and the performance of this Agreement by CAH will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover Laws and filing and recordation of appropriate merger documents as required as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent CAH from performing its material obligations under this Agreement.

Section 4.6           Compliance. CAH is not and has not been in conflict with, or in default, breach or violation of, (a) any Law applicable to CAH or by which any property or asset of CAH is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CAH is a party or by which CAH or any property or asset of CAH is bound.

Section 4.7           SEC Filings; Financial Statements; Sarbanes-Oxley.

(a)               CAH has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 26, 2021 together with any amendments, restatements or supplements thereto (collectively, the “CAH SEC Reports”). CAH has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by CAH with the SEC to all agreements, documents and other instruments that previously had been filed by CAH with the SEC and are currently in effect. As of their respective dates, the CAH SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of CAH has filed with the SEC on a timely basis all documents required with respect to CAH by Section 16(a) of the Exchange Act.

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(b)               Each of the financial statements (including, in each case, any notes thereto) contained in the CAH SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of CAH as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not reasonably be expected to individually or in the aggregate be material). CAH has no off-balance sheet arrangements that are not disclosed in the CAH SEC Reports. No financial statements other than those of CAH are required by GAAP to be included in the consolidated financial statements of CAH.

(c)               Except as and to the extent set forth in the CAH SEC Reports and for liabilities that were incurred in the ordinary course of business since the IPO, neither CAH nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations set forth on Section 4.7(c) of the CAH Disclosure Schedule.

(d)               CAH is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e)               CAH has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to CAH and other material information required to be disclosed by CAH in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to CAH’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting CAH’s principal executive officer and principal financial officer to material information required to be included in CAH’s periodic reports required under the Exchange Act.

(f)                CAH maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that CAH maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. CAH has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of CAH to CAH’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of CAH to record, process, summarize and report financial data. CAH has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of CAH. Since December 31, 2020, there have been no material changes in CAH internal control over financial reporting.

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(g)               There are no outstanding loans or other extensions of credit made by CAH to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of CAH and CAH has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)               Neither CAH (including any employee thereof) nor CAH’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by CAH, (ii) any fraud, whether or not material, that involves CAH’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by CAH or (iii) any claim or allegation regarding any of the foregoing.

(i)                 As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the CAH SEC Reports. To the knowledge of CAH, none of the CAH SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(j)                 Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which CAH is a party is an exhibit to the CAH SEC Reports.

Section 4.8           Absence of Certain Changes or Events. Since December 31, 2019, except as expressly contemplated by this Agreement, (a) CAH has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (b) there has not been any CAH Material Adverse Effect, and (c) CAH has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 5.1.

Section 4.9           Absence of Litigation. There is no Action pending or, to the knowledge of CAH, threatened against CAH, or any property or asset of CAH, before any Governmental Authority. Neither CAH nor any material property or asset of CAH is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of CAH, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

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Section 4.10       Board Approval; Vote Required. The CAH Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of CAH and its stockholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the stockholders of CAH approve and adopt this Agreement and the Merger, and directed that this Agreement and the Merger be submitted for consideration by the stockholders of CAH at the CAH Stockholders’ Meeting. The only vote of the holders of any class or series of capital stock of CAH necessary to approve the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of CAH Common Stock.

Section 4.11       Brokers. Except as set forth on Section 4.11 of the CAH Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of CAH.

Section 4.12       CAH Trust Fund. As of the date of this Agreement, CAH has no less than $115,000,000 in the trust fund established by CAH for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of January 26, 2021, between CAH and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. CAH has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by CAH or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between CAH and the Trustee that would cause the description of the Trust Agreement in the CAH SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of CAH, that would entitle any person (other than stockholders of CAH who shall have elected to redeem their shares of CAH Class A Common Stock pursuant to the CAH Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of the CAH Organizational Documents. As of the date hereof, there are no Actions pending or, to the knowledge of CAH, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, CAH shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to CAH as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of CAH due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of CAH who shall have exercised their Redemption Rights and (b) to the Trustee for fees and costs incurred in accordance with the Trust Agreement. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, CAH has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to CAH at the Effective Time.

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Section 4.13       Employees. Other than any officers as described in the CAH SEC Reports and consultants and advisors in the ordinary course of business, CAH has never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by CAH’s officers and directors in connection with activities on CAH’s behalf in an aggregate amount not in excess of the amount of cash held by CAH outside of the Trust Account, CAH has no unsatisfied material liability with respect to any officer or director. CAH has never and does not currently maintain, sponsor, or contribute to or have any direct or material liability under any employee benefit plan.

Section 4.14       Taxes.

(a)               CAH (i) has duly filed all material Tax Returns it is required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all material respects; (ii) has paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that it is required to have paid as of the date hereof to avoid penalties or charges for late payment, except with respect to Taxes that are being contested in good faith; (iii) with respect to all material Tax Returns filed by or with respect to it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of CAH with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); (iv) does not have any material deficiency, audit, examination, investigation, or other proceeding in respect of Taxes or Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) has provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of CAH, for any material Taxes of CAH as of the date of such financial statements that have not been paid.

(b)               CAH is not a party to, is not bound by and has no obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of Tax credits or Tax losses) or any liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an Ordinary Commercial Agreement (an “Ordinary Commercial Agreement”).

(c)               CAH will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing under Code Section 481(c) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the ordinary course of business.

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(d)               CAH has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and, to CAH’s knowledge, has complied (including any applicable cure provisions) in all material respects with all applicable Laws relating to the reporting and withholding of Taxes.

(e)               CAH has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

(f)                CAH has no material liability for the Taxes of any person (other than CAH) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise.

(g)               CAH has no request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between CAH, on the one hand, and any Tax authority, on the other hand.

(h)               CAH has not in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i)                 CAH has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j)                 Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against CAH any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(k)               There are no Tax liens upon any assets of CAH except for Permitted Liens.

(l)                 CAH has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. CAH has not received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m)             CAH has not received written notice of any claim from a Tax authority in a jurisdiction in which CAH does not file Tax Returns stating that CAH is or may be subject to Tax in such jurisdiction.

(n)               For U.S. federal income tax purposes, CAH is, and has been since its formation, classified as a corporation.

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Section 4.15       Registration and Listing. The issued and outstanding shares of CAH Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHC.” The CAH Warrants issued in the IPO (as defined below) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHCW.” The issued and outstanding CAH Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “CAHCU.” As of the date of this Agreement, there is no Action pending or, to the knowledge of CAH, threatened in writing against CAH by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the CAH Units, CAH Class A Common Stock or CAH Warrants or terminate the listing of CAH on the Nasdaq Capital Market. None of CAH or any of its affiliates has taken any action in an attempt to terminate the registration of the CAH Units, the shares of CAH Class A Common Stock, or the CAH Warrants under the Exchange Act.

Section 4.16       Business Activities. Since its incorporation, CAH has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in the CAH Organizational Documents, there is no contract or order binding upon CAH or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, CAH does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Documents, CAH has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under CAH Organizational Documents. As of the date of this Agreement, except for the Transaction Documents to which it is a party and the other documents and transactions contemplated therein, CAH is not a party to any contract with any other Person that would require payments by CAH after the date hereof in excess of $500,000 with respect to any individual contract.

Section 4.17       Affiliate Transactions. Except as described in the CAH SEC Reports, no Contract between CAH, on the one hand, and any of the present or former directors, officers, employees, shareholders or warrant holders or affiliates of CAH (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to CAH.

Section 4.18       Investment Company Act; JOBS Act. CAH is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. CAH constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.19       Due Diligence Investigation. CAH has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) of assets of the Company and the Company Subsidiaries, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company and the Company Subsidiaries for such purpose. CAH acknowledges and agrees that: (i) in making its decision to enter into this Agreement and to consummate the Transactions, CAH has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article IV of this Agreement (including the related portions of the Company Disclosure Schedule) or as expressly set forth in any Transaction Document; and (ii) none of the Company and the Company Subsidiaries or any other Person has made any representation or warranty as to the Company and the Company Subsidiaries or this Agreement, except as expressly set forth in Article 3 of this Agreement (including the related portions of the Company Disclosure Schedule) or as may expressly be set forth in the Transaction Documents. CAH has entered into the Transactions with the understanding, acknowledgement and agreement that except as expressly set forth in Article 3 of this Agreement (including the related portions of the Company Disclosure Schedule) no representations or warranties, express or implied, are made with respect to future prospects (financial or otherwise) of the Company and the Company Subsidiaries.

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Article 5.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1           Conduct of Business by the Company Pending the Merger.

(a)               The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.1 of the Company Disclosure Schedule and (3) as required by applicable Law (including as may be compelled by any Governmental Authority), unless CAH shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed): (i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business (except as expressly required by COVID-19 Measures or as the Company determines to be necessary or advisable in light of the COVID-19 pandemic or any matter described in clause (d) of the proviso to the definition of Company Material Adverse Effect); and (ii) the Company shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b)               By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.1 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of CAH (which consent shall not be unreasonably conditioned, withheld or delayed):

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(i)	other than the adoption of the Amended and Restated Articles and any amendments to the Company Memorandum and Articles required in connection with the Transactions, adopt any amendments, supplements, restatements or modifications to or otherwise terminate its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, stock, property or otherwise, with respect to any of its share capital or capital stock; or

(iii)	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares capital, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities.

Nothing herein shall require the Company to obtain consent from CAH to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 5.1 shall give to CAH, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date.

Section 5.2           Conduct of Business by CAH Pending the Merger.

(a)               Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, and except as set forth on Section 5.2 of the Company Disclosure Schedule and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), CAH agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of CAH shall be conducted in the ordinary course of business and in a manner consistent with past practice.

(b)               By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 5.2 of the CAH Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), CAH shall not between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed):

(i)	change or amend any of the organizational documents of CAH, or authorize or propose the same, except pursuant to the Transactions;

(ii)	issue, deliver or sell, or authorize or propose the issuance, delivery or sale of any securities (including any debt securities and including any options, warrants, calls, conversion rights, commitments or other securities convertible into or otherwise relating to such securities) or authorize or propose any change in the equity capitalization or capital structure of CAH, or enter into any agreement, understanding or arrangement with respect to the voting of equity securities of CAH;

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(iii)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iv)	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(v)	incur, create, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or guarantee any indebtedness of another Person (directly, contingently or otherwise), other than working capital loans made by the Sponsor necessary to finance CAH’s ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Merger and the other Transactions, up to aggregate additional indebtedness of $250,000;

(vi)	make a loan or advance to or investment in any third party;

(vii)	make or agree to make any capital expenditures;

(viii)	sell, assign, lease, sublease, exclusively license, exclusively sublicense, pledge or otherwise transfer or dispose of or grant any option or exclusive rights in, to or under, any material assets of CAH;

(ix)	acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of business combination) any non-natural Person or business or initiate the start-up of any new business, Subsidiary or joint venture or otherwise acquire any securities or material assets;

(x)	merge or consolidate, or agree to merge or consolidate with or into any other Person, or sell all or substantially all of the Company’s assets;

(xi)	commence a lawsuit or settle, compromise, release or waive its rights under any claim or litigation;

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(xii)	enter into, amend, or terminate (other than terminations in accordance with their terms) any Contract with any affiliate of CAH, or waive any material right in connection therewith;

(xiii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xiv)	make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

(xv)	make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy with a Governmental Authority relating to a material amount of Taxes, file any materially amended Tax Return or claim for refund of a material amount of Taxes, or make any material change to a method of accounting for Tax purposes, in each case except as required by applicable Law or in compliance with GAAP;

(xvi)	amend, waive or otherwise change the Trust Agreement in any manner adverse to CAH;

(xvii)	take any action that would reasonably be expected to significantly delay or impair (i) the timely filing of any of its public filings with the SEC or (ii) its compliance in all material respects with applicable securities Laws; or

(xviii)	authorize or agree (in writing or otherwise) to take any of the actions described in this Section 5.2.

Nothing herein shall require CAH to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 5.2 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of CAH prior to the Closing Date.

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Section 5.3           Claims Against Trust Account. Reference is made to the final prospectus of CAH, dated as of January 26, 2021 and filed with the SEC (File No. 333-251969) on January 27, 2021 (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and understands that CAH has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of CAH’s public stockholders (including overallotment shares acquired by CAH’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, CAH may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their CAH Class A Common Stock in connection with the consummation of CAH’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if CAH fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to CAH after or concurrently with the consummation of a Business Combination. For and in consideration of CAH entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between CAH or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with CAH or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with CAH or its affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by CAH and its affiliates to induce CAH to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable Law. To the extent the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CAH or its Representatives, which proceeding seeks, in whole or in part, monetary relief against CAH or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to CAH or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of CAH, whether in the form of money damages or injunctive relief, CAH and its Representatives, as applicable, shall be entitled to recover from the Company and its affiliates the associated legal fees and costs in connection with any such action, in the event CAH or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

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Article 6.

ADDITIONAL AGREEMENTS

Section 6.1           Proxy Statement; Registration Statement.

(a)               As promptly as practicable after the execution of this Agreement and receipt of the PCAOB Audited Financials (and in any event not later than 15 days after the date hereof), (i) CAH and the Company shall jointly prepare and CAH shall file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of CAH to solicit proxies from CAH’s stockholders to vote at the special meeting of CAH’s stockholders called for the purpose of voting on the following matters (the “CAH Stockholders’ Meeting”) in favor of: (1) the approval and adoption of this Agreement, the Transactions and the Merger, and (2) any approval of other proposals the Parties deem necessary to effectuate the Merger and the other Transactions (collectively, the “CAH Proposals”), and (ii) CAH and the Company shall jointly prepare and the Company shall file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Company Common Shares to be issued to the shareholders of CAH pursuant to this Agreement. Each of CAH and the Company shall use their reasonable best efforts to (i) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement or the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement becomes effective, CAH shall mail the Proxy Statement to its stockholders. Subject to Section 6.16(c) and Schedule 6.16(c), in the event a Tax opinion regarding the Intended Tax Treatment is required to be provided in connection with the Registration Statement, counsel to CAH shall provide such opinion regarding the Intended Tax Treatment in customary short-form (at a “more likely than not” standard) (it being understood that this provision shall not require counsel to CAH to provide such Tax opinion in the event that counsel to CAH determines, in its reasonable discretion, that it cannot provide such Tax opinion as a result of any change in law or official guidance after the date hereof). Each of CAH and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. The Company shall furnish all information concerning the Company as CAH may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement.

(b)               No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by CAH or the Company without the approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed). CAH and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the Company Common Shares to be issued or issuable to the holders of CAH Class A Common Stock in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of CAH and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

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(c)               CAH represents that the information supplied by CAH for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CAH, (iii) the time of the CAH Stockholders’ Meeting, and (iv) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to CAH, or its officers or directors, should be discovered by CAH which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, CAH shall promptly inform the Company. All documents that CAH is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d)               The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of CAH, (iii) the time of the CAH Stockholders’ Meeting, and (iv) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform CAH. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 6.2           Stockholders’ Meetings and Stockholders’ Approvals.

(a)               CAH Stockholders’ Meeting. CAH shall call and hold the CAH Stockholders’ Meeting as promptly as practicable after the Proxy Statement becomes effective (but in any event no later than 30 days after the date on which the Proxy Statement is mailed to stockholders of CAH) for the purpose of voting solely upon the CAH Proposals; provided that CAH may postpone or adjourn the CAH Stockholders’ Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the CAH Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the CAH Proposals or otherwise take actions consistent with CAH’s obligations pursuant to Section 6.8 of this Agreement. CAH shall use its reasonable best efforts to obtain the approval of the CAH Proposals at the CAH Stockholders’ Meeting (the “CAH Stockholder Approval”) and shall take all other action reasonably necessary or advisable to secure the required vote or consent of its stockholders. Except as otherwise required by applicable Law, CAH covenants that none of the CAH Board or CAH nor any committee of the CAH Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the CAH Board, any committee of the CAH Board or CAH to change, withdraw, withhold or modify the recommendation of the CAH Board or any other recommendation by the CAH Board or CAH of the proposals set forth in the Registration Statement or Proxy Statement.

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(b)               Company Approvals. The Company shall as soon as reasonably practicable following the execution of this Agreement send one or more circulars to the Company Shareholders, the 2020 Warrantholders and the Company Convertible Loan Note Holders, as applicable, to:

(i)	convene the Company Series A Preferred Shareholder Meeting to seek approval of a special resolution of the Company Series A Preferred Shareholders as a separate class (requiring the approval of Company Series A Preferred Shareholders holding at least 75% of the Company Series A Preferred Shares being voted at the Company Series A Preferred Shareholder Meeting) to approve: (i) the adoption of certain amendments to the Company Memorandum and Articles required for the purposes of the Transaction (the “Articles Amendment”); (ii) the adoption of the Amended & Restated Articles; (iii) the Subdivision; and (iv) the approval and adoption of the New Equity Incentive Plan (the “Series A Preferred Shareholder Proposals);

(ii)	convene the Company Series B Preferred Shareholder Meeting to seek approval of a special resolution of the Company Series B Preferred Shareholders as a separate class (requiring the approval of Company Series B Preferred Shareholders holding at least 75% of the Company Series B Preferred Shares being voted at the Company Series B Preferred Shareholder Meeting) to approve: (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Subdivision (the “Series B Preferred Shareholder Proposals);

(iii)	convene the Company Ordinary Shareholder Meeting to seek approval of a special resolution of the Company Ordinary Shareholders as a separate class (requiring the approval of Company Ordinary Shareholders holding at least 75% of the Company Ordinary Shares being voted at the Company Ordinary Shareholder Meeting) to approve (i) the adoption of the Articles Amendment; (ii) the adoption of the Amended & Restated Articles; and (iii) the Subdivision (the “Ordinary Shareholder Proposals);

(iv)	convene the Company Shareholder Meeting to seek approval of a special resolution of the Company Shareholders (voting as one class) in a general meeting (requiring the approval by the Company Shareholders representing at least 75% of the Company Shares being voted at the Company Shareholder Meeting) to approve: (i) the adoption of the Articles Amendment; (ii) the Subdivision; (iii) subject to and conditional upon the completion of the Transaction, the adoption of (A) the Amended & Restated Articles and (B) the New Equity Incentive Plan; (iv) the disapplication of pre-emption rights in relation to the allotment and issue of any Company Common Shares to be issued as Merger Consideration to the holders of CAH Class A Common Stock pursuant to the terms of this Agreement; (v) the approval and adoption of this Agreement, the Transaction and the Merger; and (vi) any approval of other proposals the Company deems necessary to effectuate the Transaction (the “General Shareholder Proposals”);

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(v)	convene the 2020 Warrantholder Meeting to seek approval of a special resolution of the 2020 Warrantholders (requiring the approval by the 2020 Warrantholders representing at least 50.1% of the 2020 Warrants being voted at the 2020 Warrantholder Meeting) to approve the registration and listing of the Company Common Shares to be issued as Merger Consideration to the holders of CAH Class A Common Stock pursuant to the terms of this Agreement (the “2020 Warrantholder Proposal”); and

(vi)	convene the Company Convertible Loan Note Meetings to seek approval of an extraordinary resolution of the 5% Convertible Loan Noteholders (requiring the approval by the 5% Convertible Loan Noteholders representing at least 50.1% of the 5% Convertible Loan Notes being voted at the meeting) and an extraordinary resolution of the 10% Convertible Loan Noteholders (requiring the approval by the 10% Convertible Loan Noteholders representing at least 50.1% of the 10% Convertible Loan Notes being voted at the meeting) to approve certain amendments to the Company Convertible Loan Notes to procure the automatic conversion of the Company Convertible Loan Notes into Company Common Shares immediately prior to the Subdivision and the Effective Time in accordance with the terms of this Agreement (the “Convertible Loan Note Proposals”), and the Series A Preferred Shareholder Proposals, the Series B Preferred Shareholder Proposals, the Ordinary Shareholder Proposals, the General Shareholder Proposals, the 2020 Warrantholder Proposal and the Convertible Loan Note Proposals, together being the “Company Proposals”; provided that the Company may postpone or adjourn the Company Meetings as permitted under the terms of the Company’s Memorandum and Articles, the 2020 Warrants or the Company Convertible Loan Notes (as applicable). The Company shall use its reasonable best efforts to obtain the approval of the Company Proposals at the relevant Company Meeting (the “Company Approvals”). The Company Board shall recommend to the Company Shareholders, the 2020 Warrantholders and the Company Convertible Loan Noteholders that they approve the relevant Company Proposals (as applicable) and shall include such recommendation in the relevant circulars, except to the extent it determines in good faith, after consultation with its outside legal counsel, that such action would be inconsistent with the fiduciary duties of the Company Board.

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Section 6.3           Access to Information; Confidentiality.

(a)               From the date of this Agreement until the Effective Time, the Company and CAH shall (and shall cause their respective subsidiaries to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such Party and its Subsidiaries as the other Party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice, or application, or any Tax opinion requested or required to be filed. Notwithstanding the foregoing, neither the Company nor CAH shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b)               All information obtained by the Parties pursuant to this Section 6.3 shall be kept confidential in accordance with the non-disclosure agreement, dated as of January 29, 2021 (the “Non-Disclosure Agreement”), between CAH and the Company.

(c)               Notwithstanding anything in this Agreement to the contrary, each Party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Non-Disclosure Agreement.

Section 6.4           Exclusivity.

(a)               From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, the Company shall not, and shall cause its Subsidiaries and their respective Representatives not to, directly or indirectly, (A) undertake any action related to the consummation of a public offering or other registration of securities or (B) (x) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” (within the meaning of Section 13(d) of the Exchange Act), with respect to a business combination or other similar transaction (including any merger or other related structure intended to accomplish the same) between the Company or any Company Subsidiary and any special purpose acquisition company other than CAH (an “Alternative Transaction”), (y) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 6.4. The Company shall, and shall cause its Subsidiaries and its and their respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with respect to any Alternative Transaction conducted heretofore. If the Company or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company shall promptly (and in no event later than twenty-four (24) hours after becoming aware of such inquiry or proposal) notify such Person in writing that the Company is subject to an agreement that prohibits the Company from considering such inquiry or proposal.

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(b)               From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement, except to the extent it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the CAH Board, CAH shall not and shall cause its respective Representatives acting on its behalf not to, directly or indirectly, (i) enter into any written indication of interest, proposal or offer from any third party relating to a CAH Alternative Transaction or (ii) enter into any understanding, arrangement, agreement, agreement in principle or other commitment (whether or not legally binding) with a third party relating to a CAH Alternative Transaction. A “CAH Alternative Transaction” shall mean, any “initial business combination” under CAH’s initial public offering prospectus with any third party (other than with the Company or its affiliates), that is anticipated to be announced on or prior to the earlier of (a) the Closing and (b) the termination of this Agreement. For the avoidance of doubt, CAH may continue to conduct ordinary course discussions with other companies and their representatives, perform due diligence review of such companies and take such actions to facilitate such discussions and review including, entering into non-disclosure agreements, preliminary indications of interests, exclusivity agreements or non-binding letters of intent, in each case, with respect to any transaction that is not a CAH Alternative Transaction.

(c)               Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 6.4 by a Party or any of its Subsidiaries or its or their respective affiliates or Representatives shall be deemed to be a breach of this Section 6.4 by such Party.

Section 6.5           Payment of Expenses

(a)               Except upon consummation of the Merger and as set forth in this Section 6.5, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses; provided, however, that if the Merger is not consummated, the Company and CAH shall each pay 50% of all Expenses relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

(b)               No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, CAH shall provide to the Company a good faith estimate setting forth the Expenses incurred by or on behalf of CAH for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of CAH in connection with the Transactions or otherwise in connection with CAH’s operations (collectively, the “CAH Transaction Expenses”), together with reasonable documentation and wire transfer instructions for the payment thereof. For the avoidance of doubt, (i) the Company’s Expenses shall not include any fees and expenses of the Company’s stockholders and (ii) any CAH Transaction Expenses shall be payable by the Company or CAH from amounts released from the Trust Account following the Closing.

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Section 6.6           Directors’ and Officers’ Indemnification.

(a)               The Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation shall each contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the Company Memorandum and Articles as of the date of this Agreement, which provisions of the Surviving Corporation Organizational Documents shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. From and after the Effective Time, CAH agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Memorandum and Articles in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). CAH further agrees that with respect to the provisions of the bylaws (or similar governing documents) of the Company Subsidiaries relating to indemnification, advancement or expense reimbursement, such provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of such Company Subsidiary, unless such modification shall be required by applicable Law.

(b)               From the date hereof, and for a period of six years from the Effective Time, CAH shall maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy on terms not less favorable than the terms of such current insurance coverage, except that in no event shall CAH be required to pay an additional annual premium for such coverage in excess of 300% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2020 (the “Maximum Annual Premium”); provided, however, that if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.6(b) shall be continued in respect of such claim until the final disposition thereof.

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Section 6.7           Notification of Certain Matters. The Company shall give prompt notice to CAH, and CAH shall give prompt notice to the Company, of any breach of any representation and warranty or covenant of such Party set forth herein of which such Party becomes aware which causes or would reasonably be expected to cause a failure of any of the conditions set forth in Article 7.

Section 6.8           Further Action; Reasonable Best Efforts.

(a)               Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 3.5 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their best efforts to take all such action.

(b)               Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting, conference or other communications. Subject to the terms of the Non-Disclosure Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-Disclosure Agreement, the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 6.9           Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of CAH and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article 8) unless otherwise prohibited by applicable Law or the requirements of the Nasdaq Capital Market, each of CAH and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party. Furthermore, nothing contained in this Section 6.9 shall prevent CAH or the Company or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Party in accordance with this Section 6.9. As promptly as practicable after execution of this Agreement, CAH will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which such document the Company shall have the opportunity to review and comment upon prior to filing and CAH shall consider such comments in good faith.

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Section 6.10       Stock Exchange Listings.

(a)               From the date hereof through the Closing, CAH shall use its reasonable best efforts to ensure CAH remains listed as a public company on, and for the CAH Common Stock and CAH Warrants (but, in the case of CAH Warrants, only to the extent issued as of the date hereof) to be listed on, the Nasdaq Capital Market. Prior to the Closing Date, CAH shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the CAH Common Stock and CAH Warrants to be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act as soon as practicable following the Effective Time.

(b)               From the date hereof through the Closing, CAH will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under the Exchange Act.

(c)               The Company will use its reasonable best efforts to cause: (i) the Company’s initial listing application with the Nasdaq Stock Market LLC in connection with the Transactions to have been approved; (ii) the Company to satisfy all applicable initial listing requirements of the Nasdaq Stock Market LLC; and (iii) the Company Common Shares and Company New Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on the Nasdaq Stock Market LLC (and CAH shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 6.11       PCAOB Audited Financials. As promptly as reasonably practicable, the Company shall deliver to CAH (i) the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, changes in shareholder equity, and cash flows of the Company and the consolidated Company Subsidiaries for the years then ended, in each case, prepared in accordance with IFRS and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (collectively, the “PCAOB Audited Financials”) not later than 30 days from the date hereof and (ii) unaudited financial statements, including consolidated balance sheets and consolidated statements of income, changes in shareholder equity, and cash flows, of the Company and the consolidated Company Subsidiaries as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement and any other filings to be made by the Company or CAH with the SEC in connection with the Transactions, in each case, prepared in accordance with the standards of the PCAOB.

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Section 6.12       Certain Financial Information. CAH shall use reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of CAH, the Company in its timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with applicable law or requested by the SEC.

Section 6.13       Trust Account. As of the Effective Time, the obligations of CAH to dissolve or liquidate within a specified time period as contained in CAH’s Certificate of Incorporation will be terminated and CAH shall have no obligation whatsoever to dissolve and liquidate the assets of CAH by reason of the consummation of the Merger or otherwise, and no stockholder of CAH shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, CAH shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account to CAH (to be held as available cash on the balance sheet of CAH, and to be used for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate.

Section 6.14       Post-Closing Directors and Officers. The Company will take all such action within its power as may be necessary or appropriate such that effective as of the Effective Time the directors and officers of the Company shall be the individuals set forth on Appendix 1 hereto, or other individuals designated by the Company.

Section 6.15       Withdrawal of Registration Statement. As promptly as practicable after execution of this Agreement, the Company shall promptly withdraw any registration statement that it has filed with the SEC prior to the date of this Agreement, including, but not limited to the Registration Statement on the Company F-1.

Section 6.16       Certain Tax Matters.

(a)               Subject to (i) the extent of the CAH Redemption, (ii) in the event that a Tax opinion is required to be delivered pursuant to Section 6.1(a), the delivery of such Tax opinion, and (iii) in the reasonable discretion of the Company, there being no change in law or official guidance to the contrary after the date hereof (or, in the event that a Tax opinion is delivered pursuant to Section 6.1(a), after the date of such opinion), the Company agrees to treat (and report) the Merger in accordance with the Intended Tax Treatment, unless otherwise required by a final determination pursuant to Section 1313(a) of the Code; provided that, for the avoidance of doubt, nothing in this Section 6.16 shall prevent any party or any of their respective Affiliates from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Authority with respect to the Intended Tax Treatment.

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(b)               The Company agrees to not (i) liquidate CAH, (ii) merge CAH into another company or (iii) cause CAH to distribute any assets, in each case, prior to the second anniversary of the Closing; provided, however, that CAH shall be permitted to loan any assets to the Company or any other Subsidiary of the Company.

(c)               In the event that counsel to CAH is required to deliver a Tax opinion pursuant to Section 6.1(a) of this Agreement, CAH, the Company and Merger Sub shall use commercially reasonable efforts to deliver to counsel to CAH customary Tax representation letters as to factual matters satisfactory to such counsel for purposes of issuing such Tax opinion, dated and executed as of the date the Registration Statement is declared effective by the SEC and/or such other date(s) as determined reasonably necessary by such counsel.

Article 7.

CONDITIONS TO THE MERGER

Section 7.1           Conditions to the Obligations of Each Party. The obligations of the Company, CAH and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)               Company Approval. The Company Approvals shall have been obtained and remain in full force and effect.

(b)               CAH Stockholder Approval. The CAH Stockholder Approval shall have been obtained and remain in full force and effect.

(c)               No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d)               Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(e)               Stock Exchange Listing. The Company Common Shares and Company New Warrants issued to holders of CAH Class A Common Stock in accordance with the terms of this Agreement shall be approved for listing upon the Closing on Nasdaq, subject only to office notice of issuance thereof.

(f)                CAH Net Tangible Assets. CAH shall have at least $5,000,001 of net tangible assets following the exercise of Redemption Rights in accordance with the CAH Organizational Documents.

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Section 7.2           Conditions to the Obligations of CAH. The obligations of CAH to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing (unless otherwise specified in this Section 7.2) of the following additional conditions:

(a)               Representations and Warranties. The representations and warranties of the Company and Merger Sub contained in the first sentence of Section 3.1(a) (Corporation Organization) and Section 3.4 (Authority Relative to this Agreement) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company and Merger Sub set forth in Article 3 shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)               Agreements and Covenants. The Company and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c)               Officer’s Certificate. The Company shall have delivered to CAH a certificate (the “Company Officer’s Certificate”), dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b).

(d)               Registration Rights Agreement. All parties to the Registration Rights Agreement (other than CAH) shall have delivered, or cause to be delivered, to CAH copies of the Registration Rights Agreement duly executed by all such parties.

(e)               A&R Warrant Agreement. The Company shall have delivered to CAH the A&R Warrant Agreement duly executed by the Company.

(f)                PCAOB Audited Financials. The Company shall have delivered to CAH the PCAOB Audited Financials.

Section 7.3           Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing (unless otherwise specified in this Section 7.3) of the following additional conditions:

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(a)               Representations and Warranties. The representations and warranties of CAH contained in Section 4.1 (Corporation Organization), Section 4.3 (Capitalization), Section 4.4 (Authority Relative to this Agreement) and Section 4.12 (Brokers) shall each be true and correct in all respects as of the Closing Date as though made on the Closing Date (without giving effect to any limitation as to “materiality” or “CAH Material Adverse Effect” or any similar limitation set forth therein), except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of CAH contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “CAH Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a CAH Material Adverse Effect.

(b)               Agreements and Covenants. CAH shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)               Officer’s Certificate. CAH shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of CAH, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

(d)               Registration Rights Agreement. CAH shall have delivered a copy of the Registration Rights Agreement duly executed by CAH.

(e)               A&R Warrant Agreement. CAH shall have delivered to the Company the A&R Warrant Agreement duly executed by CAH and the Trustee.

(f)                Minimum Cash. As of the Effective Time, after giving effect to the exercise of Redemption Rights by any CAH stockholders, funds in the Trust Fund shall equal or exceed $65,000,000 prior to payment of any unpaid or contingent liabilities, deferred underwriting fees or transaction costs of any of the Parties hereto (this Section 7.3(e) being the “Minimum Cash Condition”).

Article 8.

TERMINATION, AMENDMENT AND WAIVER

Section 8.1           Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or CAH, as follows:

(a)               by mutual written consent of CAH and the Company;

(b)               by either CAH or the Company if the Effective Time shall not have occurred prior to September 30, 2021 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.1(b) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article 7 on or prior to the Outside Date;

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(c)               by either CAH or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger;

(d)               by either CAH or the Company if the CAH Stockholder Approval shall fail to receive the requisite vote for approval at the CAH Stockholders’ Meeting;

(e)               by CAH if the Company shall have failed to receive the requisite vote for the Company Approvals at the relevant Company Meetings (oy by any adjournment of such Company Meeting);

(f)                by CAH upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) and 7.2(b) would not be satisfied (“Terminating Company Breach”); provided that CAH has not waived such Terminating Company Breach and CAH is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, CAH may not terminate this Agreement under this Section 8.1(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by CAH to the Company; or

(g)               by the Company upon a breach of any representation, warranty, covenant or agreement on the part of CAH set forth in this Agreement, or if any representation or warranty of CAH shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) and Section 7.3(b) would not be satisfied (“Terminating CAH Breach”); provided that the Company has not waived such Terminating CAH Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating CAH Breach is curable by CAH, the Company may not terminate this Agreement under this Section 8.1(g) for so long as CAH continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to CAH.

Section 8.2           Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party hereto, except as set forth in Section 8.2, Article 9, and any corresponding definitions set forth in Article 1, or in the case of termination subsequent to a willful material breach of this Agreement by a Party hereto.

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Section 8.3           Amendment. This Agreement may be amended in writing by the Parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

Section 8.4           Waiver. At any time prior to the Effective Time, (i) CAH may (a) extend the time for the performance of any obligation or other act of the Company or Merger Sub, (b) waive any inaccuracy in the representations and warranties of the Company or Merger Sub contained herein or in any document delivered by the Company or Merger Sub pursuant hereto and (c) waive compliance with any agreement of the Company or Merger Sub or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of CAH, (b) waive any inaccuracy in the representations and warranties of CAH contained herein or in any document delivered by CAH pursuant hereto and (c) waive compliance with any agreement of CAH or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

Article 9.

GENERAL PROVISIONS

Section 9.1           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.1):

if to CAH:

c/o CA Healthcare Acquisition Corp.

99 Summer Street, Suite 200

Boston, MA 02110

Telephone: (617) 314-3901

Attention: Larry J. Neiterman

with a copy to:

Sidley Austin LLP
60 State Street, 36th Floor

Boston, MA 02109

Attention: Alexander B. Temel

Email: atemel@sidley.com

Attention: Joshua G. DuClos

E-mail: jduclos@sidley.com

Attention: David Ni

Email: dni@sidley.com

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if to the Company or Merger Sub:

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands

(345) 640-0540

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Warren S. de Wied

Email: warren.de.wied@friedfrank.com

and to:

Fried, Frank, Harris, Shriver & Jacobson (London) LLP
100 Bishopsgate, London, EC2N 4AG
United Kingdom
Attention: Ian Lopez

Email: ian.lopez@friedfrank.com

and to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Edwin O’Connor; Paul R. Rosie

Email:eoconnor@goodwinlaw.com; prosie@goodwinlaw.com

Section 9.2           Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article 9 and any corresponding definitions set forth in Article 1.

Section 9.3           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

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Section 9.4           Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede, except as set forth in Section 6.3(b), all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

Section 9.5           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 9.6           Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the DGCL: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub and CAH in the Surviving Corporation, and the cancellation of the shares of CAH Common Stock. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 9.7           Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.7.

Section 9.8           Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.9           Counterparts; Electronic Delivery. This Agreement and each other Transaction Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Transaction Document or in any other certificate, agreement or document related to the Transactions shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 9.10       Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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Section 9.11       Waiver of Conflicts. Recognizing that Sidley Austin LLP (“CAH Counsel”) has acted as legal counsel to CAH, Sponsor, certain CAH security holders and certain of their respective affiliates prior to the Closing and that each of Goodwin Procter LLP and Fried, Frank, Harris, Shriver & Jacobson LLP (collectively, “LUM Counsel”) has acted as legal counsel to the Company and certain of its affiliates, including Merger Sub, prior to the Closing, and that CAH Counsel and LUM Counsel may act as legal counsel to CAH, the Surviving Corporation and one or more of its Subsidiaries, Sponsor, certain CAH security holders and certain of their respective affiliates after the Closing, each of CAH and the Surviving Corporation (including on behalf of the Surviving Corporation’s subsidiaries) hereby waives, on its own behalf and agrees to cause its affiliates to waive, any conflicts that may arise in connection with CAH Counsel or LUM Counsel representing CAH, Merger Sub, the Surviving Corporation or any of its Subsidiaries, Sponsor, any CAH security holder and any of their respective affiliates after to the Closing. In addition, all communications involving attorney-client confidences by or among CAH, Sponsor, CAH security holders or their respective affiliates in the course of the negotiation, documentation and consummation of the transactions contemplated hereby will be deemed to be attorney-client confidences that belong solely to Sponsor, such CAH security holder or such affiliate (and not to CAH, the Surviving Corporation or any of its Subsidiaries). Accordingly, CAH and the Surviving Corporation, as the case may be, will not have access to any such communications, or to the files of CAH Counsel relating to such engagement, whether or not the Closing will have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (i) Sponsor or the applicable CAH security holder and its affiliates (and not CAH, the Surviving Corporation or any of its Subsidiaries) will be the sole holders of the attorney-client privilege with respect to such engagement, and none of CAH, the Surviving Corporation and its Subsidiaries will be a holder thereof, (ii) to the extent that files of CAH Counsel in respect of such engagement constitute property of the client, only Sponsor, the applicable CAH security holder or their respective affiliates (and not CAH, the Surviving Corporation or any of its Subsidiaries) will hold such property rights, (iii) CAH Counsel will have no duty whatsoever to reveal or disclose any such attorney-client communications or files to CAH after the Closing and before or after the Closing, the Surviving Corporation or any of its Subsidiaries by reason of any attorney-client relationship between CAH Counsel and CAH before the Closing and after the Closing, the Surviving Corporation and any of its Subsidiaries or otherwise and (iv) LUM Counsel will have no duty whatsoever to reveal or disclose any attorney-client communications or files from the Company prior to the Closing to Sponsor, CAH or any CAH security holder before or after the Closing by reason of any attorney-client relationship between LUM Counsel and the Company before the Closing and, after the Closing, CAH, Sponsor, CAH security holder, the Surviving Corporation and any of its Subsidiaries or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between CAH, the Surviving Corporation or any of its Subsidiaries and a third party (other than a Party to this Agreement or any of their respective affiliates) after the Closing, CAH and the Surviving Corporation (including on behalf of its Subsidiaries) may assert the attorney-client privilege to prevent disclosure of confidential communications by CAH Counsel to such third party; provided, however, that neither CAH, the Surviving Corporation nor any of its Subsidiaries may waive such privilege without the prior written consent of the Sponsor.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

LUMIRADX LIMITED

By:	/s/ Veronique Ameye
Name: Veronique Ameye
Title: Attorney

MERGER SUB:

LUMIRADX MERGER SUB, INC.

By:	/s/ Veronique Ameye
Name: Veronique Ameye
Title: EVP & General Counsel

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAH:

CA Healthcare Acquisition Corp.

By:	/s/ Larry J. Neiterman
Name: Larry J. Neiterman
Title: Chief Executive Officer

[Signature Page to Merger Agreement]